UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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UDEMY, INC.
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udemy

# Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

In this document, the terms "Udemy," "we," "our," and "Company" refer to Udemy, Inc.
The proxy statement includes website addresses and references to additional information found on those websites. Information contained on, or that can be accessed through, these websites does not constitute part of the proxy statement and is not incorporated by reference into the proxy statement or in any other filing we make with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our executive compensation program. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks, uncertainties, and other important factors that are discussed in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, which speak only as of the date they are made, unless required by law.

Udemy, Inc.
Notice of 2025 Annual Meeting of Stockholders

Time and Date	Virtual Meeting Site	Who Can Vote
Monday, June 16, 2025 9:30 a.m. (Pacific time)	www.virtualshareholdermeeting.com/UDMY2025	Stockholders of record at the close of business on April 21, 2025
Items of Business and Board Voting Recommendation

Item of Business		Board Recommendation
1	Election of the following Class I director nominees to the Board of Directors, each to serve until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified: Sohaib Abbasi and Heather Hiles	FOR each nominee
2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025	FOR
3	Approval, on an advisory basis, of the compensation of our named executive officers	FOR
4	Approval of an amendment to our amended and restated certificate of incorporation to limit the liability of certain officers as permitted by Delaware law	FOR
And other business as may properly come before the annual meeting and any postponements or adjournments thereof.
How to Vote
Please read our attached proxy statement carefully and submit your vote as soon as possible. Your vote is important. You can vote your shares as follows:

BY INTERNET	BY TELEPHONE	BY MAIL	AT THE MEETING
Go to www.proxyvote.com and follow the instructions	Call 1-800-690-6903	Sign, date and return your proxy card	Attend the annual meeting virtually—see page 62 of the proxy statement for instructions
This notice of our 2025 annual meeting of stockholders and the accompanying proxy statement are being distributed or made available, as the case may be, on or about April 25, 2025.
By order of the Board of Directors,
/s/ Ken Hirschman
Ken Hirschman
General Counsel & Corporate Secretary
San Francisco, California
April 25, 2025
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held June 16, 2025. The notice of meeting, the proxy statement, and our Annual Report on Form 10-K are available free of charge at www.proxyvote.com and at investors.udemy.com.

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Proxy Statement
Summary

Our Mission	4
2024 Business Highlights	4
Our Board of Directors	5
Corporate Governance at Udemy	6
Executive Compensation Highlights	6
Voting Matters and Vote Recommendations	7

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Our Mission
Our mission is to transform lives through learning by providing flexible, effective skill development. Through the Udemy Intelligent Skills Platform and a global community of diverse and knowledgeable instructors, millions of learners gain expertise in a wide range of technical and professional skills from generative AI to leadership. The Udemy marketplace provides learners with thousands of up-to-date courses in dozens of languages, offering a variety of solutions to achieve their goals. Udemy Business empowers enterprises to offer on-demand learning for all employees, immersive learning for tech teams through Udemy Business Pro, and cohort learning for leaders through Udemy Business Leadership Academy.
The rise of the skills-based organization and the widespread adoption and application of generative AI are currently reshaping the future of work. Udemy is uniquely positioned to empower organizations and professional learners with the critical tools and support to build a future-ready workforce, increase employee retention and achieve better business outcomes.
2024 Business Highlights
Udemy delivered strong performance during 2024, reflecting our disciplined execution of our strategy and our relentless focus on operational efficiency. Although the year ahead will be a transition year for Udemy, we are confident that the foundation we have laid in 2024 will pave the way for Udemy to capture the significant market opportunities ahead of us.

Revenue	Adjusted EBITDA(1)	Adjusted EBITDA Margin(1)
8% Y/Y growth $786.6M	451% Y/Y growth $43.0M	400 bps Y/Y growth 5.5%

(1)    Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. For more information, see Appendix A.
2024 Financial and Operational Review

Financial	Business and Operational

•Total revenue increased 8% year-over-year to $786.6 million. Revenue growth includes a negative impact of 2 percentage points from changes in foreign exchange rates year-over-year.	•Acquired eight million new learners and nearly 1,400 net new enterprise customers to the Udemy platform in 2024, ending the year with a total of 77 million and 17,096, respectively.
•Enterprise segment, or Udemy Business, revenue of $494.5 million increased 18% year-over-year, including the negative impact of 2 percentage points from changes in foreign exchange rates year-over-year.

•Announced Udemy’s new regional hub in Mexico City, Mexico to enable scaling of operations and faster delivery of personalized, high-quality learning experiences to meet the evolving needs of organizations and professionals.

•Udemy Business Annual Recurring Revenue increased 11% year-over-year to $516.9 million.	•Introduced our AI-powered Skills Mapping feature in November 2024, which has been leveraged by over 1,800 enterprise customers since launch.
•Consumer segment revenue of $292.1 million decreased 5% year-over-year, including the negative impact of 2 percentage points from changes in foreign exchange rates.	•Returned $150 million to stockholders through our share repurchase program during 2024.
•Cash, cash equivalents, restricted cash, and marketable securities was $355.7 million at year end.
Additionally, in March 2025 we announced the appointment of Hugo Sarrazin as our President and Chief Executive Officer and as a member of our board of directors. In connection with the appointment, we also announced the departure of Greg Brown from his position as our President and Chief Executive Officer, as well as Mr. Brown's continued employment through the end of June 2025 and engagement as an advisor through the end of 2025 to assist with the smooth transition of leadership and critical business initiatives.

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Our Board of Directors
Our board of directors (the "Board") consists of directors with the breadth of skills and the depth of experience necessary to effectively oversee our strategy and the creation of long-term stockholder value. The table below provides an overview of the directors nominated for election at our 2025 annual meeting of stockholders (the "Annual Meeting") and our continuing directors.

Director Nominees
Class	Name, Age, and Independence	Principal Occupation	Director Since	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
I	Sohaib Abbasi, 68 Chair Independent	Former CEO, Informatica	2023
I	Heather Hiles, 56 Independent	Former Managing Partner, Black Ops Ventures	2020	●		●

Continuing Directors
Class	Name, Age, and Independence	Principal Occupation	Director Since	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
II	Jeffrey Lieberman, 50 Independent	Managing Director, Insight Partners	2015		●
II	Marylou Maco, 64 Independent	Chief Revenue & Customer Experience Officer, Avaya	2024	●		▲
II	Natalie Rothman, 54 Independent	Chief People Officer, Inspire Brands	2022		▲	●
III	Debra Chrapaty, 64 Independent	Chief Technology Officer, Toast	2024		●	●
III	Lydia Paterson, 52 Independent	Former CEO and CFO, OLX Group	2019	▲
III	Hugo Sarrazin, 56	President and CEO, Udemy	2025
▲ Chair ● Member
Our Board is divided into three director classes with staggered, three-year terms. Our Class I directors have terms that expire at the Annual Meeting, and Mr. Abbasi and Ms. Hiles have been nominated for election to terms expiring at our 2028 annual meeting of stockholders. Greg Brown, a current Class I director and our former President and Chief Executive Officer, has not been nominated by our Board to stand for election and will cease to be a member of our Board at the expiration of his term at the Annual Meeting. Our Class II directors and Class III directors have terms expiring at our 2026 and 2027 annual meetings of stockholders, respectively.

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Corporate Governance at Udemy
We believe that our strong corporate governance practices reflect our values and support our strategic and financial performance. Below are selected highlights of our corporate governance program:

Independent Oversight	Diverse and Renewed Board Perspectives	Alignment with Stockholders
•7 of our 9 current directors are independent (all except our CEO and former CEO)
•Fully independent standing Board committees
•Independent Board chairperson
•Robust Board oversight of long-term strategy, risk management, cybersecurity, executive compensation, and governance matters

•Healthy mix of tenure and diversity represented on our Board (4 of our independent directors joined since 2022 and 2 new independent directors in 2024, all of whom are diverse in race, ethnicity, or gender)
•Robust annual self-evaluation process for our Board, its committees and our directors
•Board members encouraged to limit participation on other public company boards

•Anti-hedging and anti-pledging policy for directors, officers, and employees
•Meaningful stock ownership guidelines for our Board and executive officers
•Incentive compensation recovery policy for accounting restatements
•Board policy for CEO succession planning

Executive Compensation Highlights
We believe that our long-term success depends, in part, on attracting, motivating, and retaining talented executive leadership through compensation incentives that are closely aligned with Udemy's performance and the interests of our stockholders. Our compensation programs emphasize long-term performance and the creation of stockholder value by significantly weighting the compensation of our named executive officers towards equity awards. In 2024, approximately 86.2% of the total direct compensation of our CEO and CFO consisted of variable, at-risk pay linked to our performance, either in the form of time-based restricted stock units ("RSUs") or performance-based restricted stock units ("PSUs").
We further emphasize performance and stockholder alignment by linking a significant portion of our executives' equity compensation to the achievement of specific financial or operating metrics. In 2023, we redesigned our long-term incentive plan to consist of 50% RSUs and 50% PSUs, and in 2024 we maintained that same overall compensation structure for our senior leadership.
We value the input of our stockholders as we continue to refine the implementation of our pay-for-performance philosophy. Our stockholders indicated strong support for our executive compensation program at our 2024 annual meeting of stockholders, with our say-on-pay proposal receiving approval from 99% of the votes cast on such proposal. Our Compensation Committee took these results into account by continuing to emphasize pay-for-performance in the design of our 2024 executive compensation programs.
The following table further summarizes the compensation elements provided for our named executive officers in 2024:

Element	Purpose	Metrics
Base Salary	Fixed annual market-competitive cash compensation to attract and retain executives.	Established after review of base salaries of executives of companies in our peer group and the performance of each executive officer.
Short-Term Cash Performance Incentive	Performance-based variable pay that delivers cash incentives when executives meet or exceed key financial targets.	Based 100% on company-wide performance goals (for 2024, metrics were revenue and adjusted EBITDA margin).(1) None of our executive officers received bonuses pursuant to this program for 2024.
Long-Term Equity Performance Incentive	Service-based equity compensation provides direct stockholder alignment and supports retention while performance-based equity compensation rewards executives for delivering key performance results viewed as critical for driving long-term stockholder value.	50% RSUs and 50% PSUs (for 2024, metrics were Udemy Business annual recurring revenue and adjusted EBITDA margin).(1)
(1)    For purposes of calculating 2024 performance, our Compensation Committee mandated certain adjustments to adjusted EBITDA margin. For more information on these adjustments, and on how we define our key business metrics and financial measures, please see Appendix A.

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We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. The following summarizes some of the key practices we did and did not engage in during 2024.

STOCKHOLDER FRIENDLY PRACTICES WE EMPLOY		STOCKHOLDER UNFRIENDLY PRACTICES WE AVOID
✓	Pay for performance with objective financial metrics tied to our success and delivery of stockholder value	✗	Excise tax gross-ups for change in control payments
✓	Incentive Compensation Clawback Policy	✗	Hedging of Company stock
✓	“Double Trigger” change in control equity vesting	✗	Pledging of Company stock
✓	Stock ownership guidelines for our executive officers and other senior leadership	✗	“Single Trigger” change in control equity vesting
✓	Independent compensation consultant supporting our Compensation Committee	✗	Significant executive perquisites
✓	Annual say-on-pay advisory vote
✓	Stockholder outreach on executive pay matters
For more information on our executive compensation program, including the correlation to our comprehensive strategic plan focused on creating long-term stockholder value, please see the section of this proxy statement titled "Compensation Discussion and Analysis," beginning on page 27.

Voting Matters and Vote Recommendations

Item of Business		Board Recommendation	Page Reference
1	Election of Class I Directors (Sohaib Abbasi and Heather Hiles) •Our Board consists of directors with the breadth of skills and the depth of experience necessary to effectively oversee our strategy and creation of long-term stockholder value. •We actively review our Board's composition to support our long-term strategy and vision. As part of this review, our Board appointed two new directors, Debra Chrapaty and Marylou Maco, in 2024, and one new director, Hugo Sarrazin, in 2025.	FOR each nominee	51
2	Ratification of Appointment of Independent Registered Public Accounting Firm •Deloitte LLP is an independent registered public accounting firm with the required knowledge and experience to effectively audit our financial statements. •Audit and non-audit services are pre-approved by our Audit Committee.	FOR	52
3	Advisory Vote to Approve Compensation of Our Named Executive Officers •Our executive compensation program is designed to align pay with performance, taking into account stockholder feedback and interests. •We believe our compensation program appropriately rewarded our financial performance in 2024.	FOR	54
4	Amendment of Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Delaware Law •Delaware law was recently amended to permit Delaware corporations to exculpate certain officers for breaches of the fiduciary duty of care for direct claims. •Providing exculpation to these officers will help us attract and retain talented personnel while not negatively impacting stockholder rights.	FOR	55

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Corporate Governance

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Governance Overview
We believe that our strong corporate governance practices reflect our values and support our strategic and financial performance. Our corporate governance practices are embodied in our bylaws, our Corporate Governance Guidelines, and our Code of Conduct, which were adopted by our Board to guide Udemy, our Board, and our employees. Each standing committee of the Board has a charter that spells out the roles and responsibilities assigned to it by the Board.
Our key governance documents are available at investors.udemy.com/corporate-governance.

Separation of Chairperson and CEO roles	Our CEO focuses on leading Udemy while our independent Chairperson focuses on leading management oversight.
Director independence	All members of our Board, except for our CEO and our former CEO, are independent under Nasdaq rules.
Access to management	Our Board regularly interacts with our executive leadership team.
Financial expertise	Our Board has determined that a majority of our Audit Committee members qualify as "audit committee financial experts" within the meaning of SEC rules.
Executive sessions	Our independent directors periodically meet in executive sessions, during which no management members are present, as required by Nasdaq rules and our Corporate Governance Guidelines.
Board and committee evaluations	Our Nominating and Corporate Governance Committee oversees a robust annual self-evaluation process by the Board, its committees, and each director.
Stock ownership guidelines	We require directors and executives to maintain meaningful levels of stock ownership.
Succession planning	Our Board regularly reviews Board and executive succession planning.
Prohibitions on hedging, pledging, and other transactions	We prohibit short sales and transactions in derivatives, as well as pledging and hedging of Udemy securities, by our directors, officers and employees.
Compensation recovery	Our officers must repay incentive compensation in the case of an accounting restatement.
Board Independence and Structure
Independence
We are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our Board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s Board, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, Nasdaq listing rules require that, subject to specified exceptions, each member of our Audit, Compensation, and Nominating and Corporate Governance Committees be independent.
Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Nasdaq listing rules applicable to Audit Committee members. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to Compensation Committee members.

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Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning their background, employment and affiliations, our Board has determined that each of Sohaib Abbasi, Debra Chrapaty, Heather Hiles, Jeffrey Lieberman, Marylou Maco, Lydia Paterson, and Natalie Rothman—representing seven of the nine directors serving as of the date of this proxy statement—do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Hugo Sarrazin is not considered an independent director because of his position as our President and Chief Executive Officer. In addition, Greg Brown is not considered an independent director because of his position as an employee of Udemy and as our former President and Chief Executive Officer. Mr. Brown has not been nominated by our Board to stand for election and will cease to be a member of our Board at the expiration of his term at the Annual Meeting; consequently, the size of our Board will be eight directors as of the Annual Meeting.
In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions,” beginning on page 14.
There are no family relationships among any of our directors, director nominees, or executive officers.
Leadership Structure
The Board believes that our current leadership structure, in which the roles of Chairperson and CEO are separated, is consistent with good corporate governance practices and best serves the Board's ability to fulfill its duties effectively and efficiently, so that our Chief Executive Officer can focus on leading our company while the Chairperson can focus on leading the Board in overseeing management. In the future our Board may determine to once again combine the roles of Chief Executive Officer and Chairperson of the Board, in which case the Board would appoint a lead independent director consistent with good corporate governance practices.
The responsibilities of the independent Chairperson or lead independent director include participating in development of the Board’s agenda, as well as facilitating the discussions and interactions of the Board to ensure that every director's viewpoint is heard and considered. The Chairperson presides over meetings of the Board and, if independent, also over meetings of the independent directors.
Committees and Meetings
Our Board met twenty times during 2024 and received periodic written updates from management throughout the year. Each of our incumbent directors attended 75 percent or more of the total number of meetings of the Board and meetings of the committees of the Board on which they served during their tenure.
To encourage and enhance communication among independent directors, and as required under applicable Nasdaq rules, our Corporate Governance Guidelines provide that the independent directors will meet in executive sessions without management directors or management present on a periodic basis. These executive sessions are generally chaired by Mr. Abbasi.
Our Corporate Governance Guidelines encourage, but do not require, directors to attend our annual meeting of stockholders. Two of our then-serving directors attended our 2024 annual meeting of stockholders.
We currently have an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which consists entirely of independent directors in accordance with the listing standards of Nasdaq and whose members satisfy the Board committee qualification requirements of Nasdaq and the SEC. Our committees also meet in executive sessions without management directors or management present on a periodic basis; these sessions are chaired by each committee's chairperson.
The following sets forth the names of each current committee member, the number of times each committee met in 2024, and the primary responsibilities of each committee.

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Audit Committee

Lydia Paterson (Chair) Heather Hiles Marylou Maco	Primary Responsibilities:
	•	Monitor the integrity of our financial statements, reporting processes, internal controls, and legal and regulatory compliance
	•	Appoint, determine the compensation of, evaluate, and (when appropriate) replace our independent registered public accounting firm
Meetings in 2024: 4	•	Pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm
	•	Monitor the qualifications and independence and oversee performance of our independent registered public accounting firm
Audit Committee Report: page 57	•	Review and monitor compliance with our Code of Conduct, review conflicts of interest of our Board members and executive officers, and review, approve, and monitor related person transactions
	•	Review with management the implementation and effectiveness of Udemy's compliance programs and discusses guidelines and policies with respect to risk assessment and risk management
	•	Review with management Udemy's management of cybersecurity risks and oversee disclosure of any significant risks or incidents

Compensation Committee

Natalie Rothman (Chair) Jeffrey Lieberman Debra Chrapaty	Primary Responsibilities:
	•	Review and approve our executive compensation philosophy
	•	Annually review and approve corporate goals and objectives relevant to the compensation of the CEO and evaluate the CEO’s performance in light of these goals
Meetings in 2024: 5	•	Determine and approve the compensation of our executive officers
	•	Oversee our incentive and equity-based compensation plans
Compensation Committee Report: page 39	•	Review and approve our peer companies and data sources for purposes of evaluating our compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements
	•	Oversee development and implementation of the succession plans for executive management (other than the CEO), including identifying successors and reporting annually to the Board
	•	Monitor compliance with our Stock Ownership Guidelines and oversees our Clawback Policy
	•	Recommend to the Board compensation guidelines for determining the form and amount of compensation for outside directors

Nominating & Corporate Governance Committee

Marylou Maco (Chair) Debra Chrapaty Heather Hiles Natalie Rothman	Primary Responsibilities:
	•	Assist the Board in identifying, evaluating, and recommending candidates for election to the Board
	•	Establish procedures and provide oversight for evaluating the Board and management
Meetings in 2024: 4	•	Oversee development and implementation of the CEO succession plan, including identifying the CEO's successor
	•	Develop, recommend, and reassess our Corporate Governance Guidelines
	•	Oversee director orientation and continuing education programs
	•	Review the development and communication of our governance programs
	•	Evaluate the size, structure, and composition of the Board and its committees
	•	Establish procedures for stockholders to recommend candidates for nomination as directors and to send communications to the Board

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Board’s Role in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, operational, compliance, cybersecurity, and reputational risks. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.
In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management:

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee

Assesses risks related to internal controls over financial reporting, disclosure controls and procedures, legal compliance, cybersecurity, and has primary responsibility for assisting the Board with risk oversight.
	Assesses risks relating to our executive compensation plans and arrangements, including whether our policies and programs have the potential to encourage excessive risk taking.	Assesses risks relating to our corporate governance practices, the independence of the Board, and potential conflicts of interest.
Our management team is responsible for the day-to-day management and execution of our enterprise risk management program, which is designed to identify, assess, and monitor the business risks that we face. This program is administered by our management's Risk Committee, consisting of our General Counsel, Chief Financial Officer, Chief Technology Officer, and other senior leadership, which reports periodically to our Audit Committee. The Risk Committee conducts an annual comprehensive enterprise risk assessment and monitors our efforts to both mitigate potential risk exposures and increase internal capabilities for managing identified risks.
We also maintain an internal audit function, which reports directly to our Audit Committee. Our internal audit function helps identify and mitigate risks while improving our internal controls.

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Board and Committee Self-Evaluations
The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and Board effectiveness.

Board Evaluation Objectives
Evaluations are designed to assess the qualifications, attributes, skills and experience represented on the Board and whether the Board, its committees, and individual directors are functioning effectively.

Role of the Board The Board is responsible for annually conducting an evaluation of the Board and individual directors.	Role of the Board’s Committees The Nominating and Corporate Governance Committee coordinates each committee's annual evaluation of its performance and reporting of the results to the Board.

2024 Evaluation Process
The evaluation process included live interviews with each director conducted by an independent third party, who compiled the results and discussed them with the Nominating and Corporate Governance Committee. The results of the assessment were then reported to the Board.

Topics Addressed in 2024
Topics addressed in the evaluation process included, among others: Board structure and composition; the Board’s working relationship with management; Board meeting length, cadence, and format; Board responsibility and focus; and evaluation of committee performance, composition, and focus

Compensation Committee Interlocks and Insider Participation
During 2024, the members of our Compensation Committee were Mr. Lieberman, Ms. Rothman and Ms. Chrapaty. None of the members of our Compensation Committee is or has been an officer or employee of Udemy. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee (or other Board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Stockholder and Interested Party Communications with Our Board
Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing and sending the correspondence to our General Counsel by mail to our principal executive offices at Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107. Our General Counsel, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our Board or our business, for example, mass mailings, job inquiries, and business solicitations. If appropriate, our General Counsel and appropriate directors as necessary will route such communications to the appropriate director(s) or, if none is specified, then to the Chairperson of the Board or the Lead Independent Director. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

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Corporate Governance Guidelines and Code of Conduct
Our Board has adopted Corporate Governance Guidelines. These Guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board, and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Conduct that applies to all our employees, officers, and directors. We expect all employees, officers, and directors, and any parties with whom we do business to conduct themselves in accordance with the highest ethical standards. Copies of our Corporate Governance Guidelines and our Code of Conduct are available on our website at investors.udemy.com under "Corporate Governance." We will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website rather than by filing a Form 8-K.
Insider Trading Policy
We have established an insider trading policy governing the purchase, sale, and disposition of our securities by our directors, officers, employees, and other covered persons. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as Nasdaq listing standards. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report. Our insider trading policy, among other things, prohibits (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities, (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions designed to hedge or offset any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans, and (5) holding our securities in a margin account. In addition, with regard to Udemy's trading in its own securities, it is our policy to comply with the federal securities laws and applicable exchange listing requirements.
Related Person Transactions
Policies & Procedures for Transactions with Related Persons
We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
Our Audit Committee has the primary responsibility for reviewing and approving, ratifying, or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our Audit Committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director, or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation, or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related person transactions.

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Investors' Rights Agreement
We are party to an investors’ rights agreement, as amended, with certain holders of our capital stock, including entities affiliated with Insight Partners (“Insight”), entities affiliated with MIH Edtech Investments B.V. ("Naspers"), and Eren Bali, our Chief Technology Officer and a former member of our Board. The investors' rights agreement provides for certain registration rights covering shares of our common stock, which rights will expire on the fifth anniversary of our initial public offering.
Indemnification Agreements
We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. The indemnification agreements as well as our amended and restated certificate of incorporation and bylaws require us to indemnify our directors, executive officers, and certain controlling persons to the fullest extent permitted by Delaware law.
Transactions with Affiliates of Insight Ventures
Jeffrey Lieberman, a member of our Board, is Managing Director of Insight. Insight maintains investments in a portfolio of companies. We have contracted with some of these companies as vendors in the ordinary course of business and, in certain cases, these companies are Udemy Business customers. During 2024, we recorded $0.6 million in revenue for Udemy Business services provided to these companies, representing less than 1% of total revenue for such period. Additionally, we recorded aggregate operating expenses of $0.8 million with these companies during 2024, which represented less than 1% of total operating expenses for such period. Mr. Lieberman was not involved in the selection or ongoing relationship with Udemy. We believe that the interest of Mr. Lieberman in these transactions is de minimis.
Transactions with Naspers and Affiliates
Lydia Paterson, a member of our Board, served as an executive officer of OLX Group, an affiliate of Naspers, during 2024. Naspers and certain entities affiliated with Naspers are Udemy Business customers. During 2024, we recorded $1.8 million in revenue for Udemy Business services provided to these companies, representing less than 1% of total revenue for such period. Ms. Paterson was not involved in the selection or ongoing relationship with Udemy. We believe that the interest of Ms. Paterson in these transactions is de minimis.
Transactions with Inspire Brands
Natalie Rothman, a member of our Board, serves as Chief People Officer of Inspire Brands. Inspire Brands became a Udemy Business customer during fourth quarter 2024. We anticipate that the total contract value of this relationship will be approximately $0.2 million. Ms. Rothman was not involved in the selection or ongoing relationship with Udemy, and we believe that the interest of Ms. Rothman in these transactions is de minimis.

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Directors

Board Composition and Refreshment	17
Nominees for Election to Our Board	18
Continuing Directors	19
Nominations for Directors	22
Director Compensation	23

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Board Composition and Refreshment
Our Board is responsible for effectively overseeing the execution of our strategy and representing the long-term interests of our stockholders. We believe this mission is best accomplished by a Board with wide-ranging, complementary backgrounds and skillsets drawn from senior leadership experience at dynamic, innovative companies like ours. We are also committed to ensuring that the membership of our Board reflects diversity and a range of perspectives. Of the nine directors that comprise our Board as of the date of this proxy statement:

67% are diverse(1)	56% are women(1)	43% are people of color(1)	3 years average tenure(2)

(1)        Based solely on voluntary self-identification by each director.
(2)    Tenure as of March 31, 2025.
The matrix below highlights certain key skills, qualities and experiences of our Board members held by our director nominees and continuing directors. Additional biographical information for our director nominees and continuing directors can be found beginning on pages 18 and 19, respectively.

Financial Experience Supports the oversight of our financial statements and reporting	●	●	●	●	●	●	●	●
Risk Management Supports effective identification and mitigation of the key risks facing our business	●	●	●	●	●	●	●	●
Strategic Planning Provides insight into our short- and long-term strategies for achieving continued growth and sustainable profitability	●	●	●	●	●	●	●	●
Global / International Experience Contributes to an understanding of how to tailor our platform to a global audience and grow across various international markets	●	●			●	●		●
Learning / Educational Technology Experience Provides an understanding of our business and industry and how we differentiate our platform from those of our competitors		●	●					●
Public Company Leadership Provides a practical understanding of processes, governance, strategic oversight appropriate for publicly traded companies like ours	●	●		●	●	●	●
SaaS Experience Provides an understanding of our business model and our revenue dynamics	●	●	●	●	●			●
Marketing / Go-to-Market Expertise Contributes to an understanding of how we drive sales growth and enhance the visibility of our brand	●				●			●
Product / Technology Development Expertise Provides an understanding of how innovation in our platform drives growth, customer penetration, and learner satisfaction		●	●	●				●
Target Udemy Business Buyer Provides insight into how we market to key decision-makers within enterprise organizations and achieve growth with key industry verticals		●			●		●	●
Marketplace / Direct-to-Consumer Experience Contributes to an understanding of how our platform fuels a powerful flywheel of content creation, engagement, and continuous content optimization		●				●
We believe the Board benefits from a balance of newer directors, who bring fresh perspectives, and longer serving directors, who have contributed to our strategy over time and have deep understanding of our operations. We continually assess the composition of the Board, including the Board's size and the diversity, skills, and experience of our directors, to ensure continued alignment with Udemy's strategic direction. In the past year, the Board added three new directors. Two of these directors, Debra Chrapaty and Marylou Maco, were appointed in December 2024 following a search process led by our Nominating and Corporate Governance Committee, which engaged a third-party search firm to identify qualified candidates with extensive go-to-market and product engineering expertise in technology disrupting industries. One of these directors, Hugo Sarrazin, was appointed in March 2025 in connection with his appointment as our President and Chief Executive Officer.

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Nominees for Election to Our Board
Sohaib Abbasi
Independent Chairperson of the Board

Class: I Director Since: July 2023 Age: 68 Committees: None
Key Experience and Skills
We believe that Mr. Abbasi is qualified to serve as a member of our Board because of his prior experience as CEO of a public technology company and his current and prior executive and directorship experience for multiple large public and private technology companies.
Professional Highlights
Mr. Abbasi has served as a senior advisor at TPG Global, a private equity firm, since July 2017, and previously as a member of Balderton Capital's Executive Council from January 2018 to June 2023. From 2004 to 2015, Mr. Abbasi served as the Chief Executive Officer of Informatica Corporation, a data integration company, where he also served as the Chair and a member of the board of directors. Mr. Abbasi previously served in various executive roles at Oracle Corporation. He currently serves as Vice Chairman of the Board of Directors of Elastic, N.V. (NYSE:ESTC), a leading platform for search-powered solutions.
Mr. Abbasi holds a B.S. and an M.S. in computer science from the University of Illinois at Urbana-Champaign.
Other Public Company Boards
Current: Elastic, N.V.
Within Last Five Years: McAfee Corp.; Nutanix, Inc.

Heather Hiles
Independent Director

Class: I Age: 56 Director Since: August 2020 Committees: Nominating & Corporate Governance Audit
Key Experience and Skills
We believe that Ms. Hiles is qualified to serve on our Board because of her extensive experience in the education and talent development industry, her business and leadership experience, her financial expertise, and her knowledge of technology companies. She has been designated by the Board as an "audit committee financial expert" as defined by SEC regulations.
Professional Highlights
Ms. Hiles previously served as Chief Business Officer of Black Girls Code, a nonprofit focused on helping Black girls develop computer programming skills and opportunities, from November 2023 to August 2024. Ms. Hiles also previously founded and served as managing partner of Black Ops Ventures, a seed-stage venture capital firm funding Black founders, from April 2021 to April 2022, and founded Imminent Equity, a venture capital firm, in 2019. Ms. Hiles previously served as Chancellor and CEO of Calbright College, a pioneering online, skills-based community college; worked as Deputy Director, Post-Secondary Solutions at the Bill & Melinda Gates Foundation, with a focus on learning technologies; founded and served as CEO of Pathbrite, a digital learning company; and served as CEO of SFWorks, a nonprofit workforce development organization.
Ms. Hiles received a B.A. in development studies and ethnic studies from the University of California, Berkeley and an M.B.A. from Yale University.
Other Public Company Boards
None

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Continuing Directors
Jeffrey Lieberman
Independent Director

Class: II Age: 50 Director Since: February 2015 Committees: Compensation
Key Experience and Skills
We believe that Mr. Lieberman is qualified to serve on our Board because of his extensive experience as a public company director and in the venture capital industry.
Professional Highlights
Since 1998, Mr. Lieberman has worked at Insight Partners, a private equity and venture capital firm, where he currently serves as managing director.
Mr. Lieberman received a B.S. in systems engineering and finance from the University of Pennsylvania.
Other Public Company Boards
Current: None
Within Last Five Years: Mimecast Ltd.

Marylou Maco
Independent Director

Class: II Age: 64 Director Since: December 2024 Committees: Audit Nominating & Corporate Governance (chair)
Key Experience and Skills
We believe that Ms. Maco is qualified to serve on our Board because of her extensive experience as a go-to-market leader for enterprise software and other technology companies.
Professional Highlights
Ms. Maco has served as Chief Revenue and Customer Experience Officer at Avaya, a cloud communications company, since December 2023. Prior to Avaya, Ms. Maco served as the Executive Vice President of Worldwide Sales and Field Operations at Genesys, a customer experience software company, from July 2020 to January 2023. Before Genesys, Maco served in several sales executive leadership positions, including at CognitiveScale, Hewlett Packard Enterprise, and Oracle. Notably, Ms. Maco also spent more than two decades at Cisco.
Ms. Maco attended Penn State University, where she studied management and related support services.
Other Public Company Boards
None

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Natalie Rothman
Independent Director

Class: II Age: 54 Director Since: May 2022 Committees: Compensation (Chair) Nominating and Corporate Governance
Key Experience and Skills
We believe that Ms. Rothman is qualified to serve on our Board because of the perspective and experience she brings as an executive officer of a global company, her extensive background in human capital and total rewards, and her experience with public and private company boards of directors and advisory boards.
Professional Highlights
Ms. Rothman has served as Chief People Officer at Inspire Brands, a global multi-brand restaurant company, since May 2023. Prior to that, Ms. Rothman served as Executive Vice President, Chief Human Resources Officer of Advance Auto Parts, Inc., a leading automotive aftermarket parts provider, from May 2016 to May 2023. Prior to joining Advance Auto Parts, Ms. Rothman served in a series of ascending human resources leadership roles at PepsiCo for nearly ten years. Earlier in her career, Ms. Rothman spent several years as an employment attorney with the law firm Brown Raysman, counseling large international corporations on corporate labor and employment law.
Ms. Rothman received a B.A. in Communications and French from Ithaca College, an M.A. in Human Resources and International Communication from American University, and a J.D. from Brooklyn Law School.
Other Public Company Boards
Current: None
Within Last Five Years: SilverBox Engaged Merger Corp. I

Debra Chrapaty
Independent Director

Class: III Age: 64 Director Since: December 2024 Committees: Compensation Nominating and Corporate Governance
Key Experience and Skills
We believe that Ms. Chrapaty is qualified to serve on our Board because of extensive technology and product engineering leadership experience at public companies.
Professional Highlights
Ms. Chrapaty has served as the Chief Technology Officer of Toast, a restaurant technology and end-to-end cloud platform company, since July 2022. Before Toast, Ms. Chrapaty served as the Vice President and Chief Operating Officer of Amazon Alexa from August 2020 to June 2022. Prior to Amazon, Ms. Chrapaty served in multiple leadership roles at Wells Fargo from 2018 to 2020, including Chief Technology Officer. From 2014 to 2018, Ms. Chrapaty served as Chief Operating Officer at Declara, a learning technology company. Earlier in her career, Ms. Chrapaty also held leadership positions at Cisco, Microsoft, and Zynga.
Ms. Chrapaty received a bachelor’s degree in economics from Temple University and an M.B.A. in Information Systems from New York University's Stern School of Business.
Other Public Company Boards
Current: Forge Global Holdings, Inc.
Within Last Five Years: None

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Lydia Paterson
Independent Director

Class: III Age: 52 Director Since: December 2019 Committees: Audit (Chair)
Key Experience and Skills
We believe that Ms. Paterson is qualified to serve on our Board because of her global business and leadership experience, financial expertise, and her knowledge of technology companies. She has been designated by the Board as an "audit committee financial expert" as defined by SEC regulations.
Professional Highlights
Ms. Paterson most recently served as an operating partner at Prosus from April 2024 to December 2024. Ms. Paterson previously served at OLX Group, a global online classified marketplace and Prosus subsidiary, as Chief Executive Officer from March 2023 to April 2024 and as Chief Financial Officer from June 2016 to February 2023. Prior to that, Ms. Paterson served as the Vice President, Global Finance and Corporate FP&A for PayPal, an online payments company, from 2012 to 2016, in various finance executive roles at eBay, a multinational e-commerce platform, from 1999 to 2012, and in various accounting roles at Coopers & Lybrand (subsequently PricewaterhouseCoopers) from 1993 to 1998.
Ms. Paterson received a B.B.A. from Simon Fraser University.
Other Public Company Boards
None

Hugo Sarrazin
Director, President, and Chief Executive Officer

Class: III Age: 56 Director Since: March 2025 Committees: None
Key Experience and Skills
We believe that Mr. Sarrazin is qualified to serve as a member of our Board because of the perspective and experience he brings as our President and Chief Executive Officer, as well as his broad leadership experience in scaling and transforming SaaS businesses.
Professional Highlights
Mr. Sarrazin previously served at UKG Inc. as EVP, Chief Product and Technology Officer from October 2021 to April 2024 and as President, Chief Product and Technology Officer from April 2024 to February 2025. Prior to UKG, Mr. Sarrazin spent nearly 27 years at McKinsey & Co., where he managed McKinsey’s business technology practice in Silicon Valley, including most recently as a senior partner and member of the executive committee from September 2019 to October 2021.
Mr. Sarrazin holds a Ph.D. and M.Sc. in engineering from Stanford University and a B. App. Sc. in engineering from the University of Ottawa.
Other Public Company Boards
None

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Nominations for Directors
Identifying Director Candidates
The Nominating and Corporate Governance Committee is responsible for leading the search for and evaluating qualified individuals, including those of diverse backgrounds, to become nominees for election as directors. The Committee is authorized to retain a search firm to assist in identifying, screening, and attracting director candidates. After a director candidate has been identified, the Committee evaluates each candidate for director within the context of the needs of the Board in its composition as a whole. The Committee considers such factors as the candidate’s business experience, skills, independence, judgment, diversity, and ability and willingness to commit sufficient time and attention to the activities of the Board. At a minimum, a recommended candidate for nomination must possess:
•the highest personal and professional ethics, integrity, and values;
•proven experience in the nominee's field and the ability to exercise sound business judgment;
•a set of skills that are complementary to the existing Board;
•an ability to provide assistance to management;
•an understanding of fiduciary duties and the ability to devote sufficient time and energy to the Board; and
•a commitment to representing the long-term interests of our stockholders.
Although the Board has not adopted a formal policy regarding diversity in the composition of the Board, the Committee is committed to considering candidates of diverse backgrounds in every director search it leads and strives to compose a Board that reflects diverse viewpoints that will actively and constructively contribute to the Board’s discourse and deliberations. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the Board the director nominees for election.
Stockholder Recommendations and Nominations to our Board
Our Nominating and Corporate Governance Committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the Committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our Board should direct the recommendation in writing by letter to our corporate secretary at:
Udemy, Inc.
600 Harrison Street, 3rd Floor
San Francisco, California 94107
Attention: Corporate Secretary
Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our Board. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2026 annual meeting of stockholders, nominations must be received by our corporate secretary by the deadlines set forth below in the section of this proxy statement titled “Other Information—Stockholder Proposals or Director Nominations for Our 2026 Annual Meeting,” beginning on page 65.

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Director Compensation
We use a combination of cash and stock-based compensation to attract and retain qualified outside candidates to serve on our Board pursuant to our outside director compensation policy. Management directors do not receive any additional compensation for their services as a director.
The Compensation Committee reviews the total compensation of our non-employee directors and each element of our outside director compensation policy annually. At the direction of the Compensation Committee, our compensation consultant annually analyzes the competitive position of our outside director compensation policy against the peer group used for executive compensation purposes. For a more detailed description of the role of the Compensation Committee’s independent compensation consultant, please refer to the section titled “Executive Compensation—Compensation Discussion and Analysis—Compensation Decision Roles,” beginning on page 30.
As of December 31, 2024, our outside director compensation policy provided for an annual cash retainer of $40,000, as well as the additional cash compensation set forth below:

Board Role	Annual Cash Retainer
Chairperson of the Board	$60,000
Lead Independent Director	$20,000
Audit Committee chairperson	$20,000
Audit Committee member	$10,000
Compensation Committee chairperson	$14,500(1)
Compensation Committee member	$7,000
Nominating and Corporate Governance Committee chairperson	$9,000(2)
Nominating and Corporate Governance Committee member	$4,000
(1)    Increased from $14,000 effective September 1, 2024, after reviewing advice from our independent compensation consultant and upon the recommendation of our Compensation Committee.
(2)    Increased from $8,000 effective May 15, 2024, after reviewing advice from our independent compensation consultant and upon the recommendation of our Compensation Committee.
All cash payments to non-employee directors are paid quarterly in arrears on a pro-rated basis.
In addition, each non-employee director receives RSUs valued at $380,000 upon first becoming a director, vesting in three equal annual installments subject to continued service as a non-employee director. Each non-employee director also receives RSUs valued at $190,000 per year, granted on the date of the annual stockholder meeting. Board members who are appointed at any time other than at the annual meeting receive a prorated first annual RSU award based upon the number of days from their election date until the next annual stockholder meeting. The annual RSU grants vest on the earlier of the first anniversary of grant or the date of the next annual meeting, subject to continued service as a non-employee director.
In lieu of the annual cash retainer paid quarterly in arrears, non-employee directors may elect to receive quarterly grants of fully vested RSUs with a grant date fair value equivalent to the applicable cash retainer. In addition, non-employee directors may elect to defer receipt of shares under any RSU grant that vests during a calendar year until the earlier to occur of (i) a date specified by the applicable non-employee director (which must generally be no earlier than January 1 of the second calendar year following the final vesting date of such RSU grant), (ii) the date of our change in control, (iii) the date the director ceases to be a member of the Board of Directors. Our non-employee directors must elect to receive RSU grants in lieu of annual cash retainers, or to defer the settlement of RSU grants, no later than December 31 of the calendar year prior to the year in which the applicable annual cash retainer is earned or RSUs are granted.
In the event of a change in control, all outstanding and unvested equity awards held by our non-employee directors will accelerate and fully vest.
Stock Ownership Guidelines for Non-Employee Directors
In 2022, our Board established Stock Ownership Guidelines applicable to our non-employee directors. Pursuant to the Stock Ownership Guidelines, each non-employee director must own a number of shares with a value, measured on the last day of each fiscal year, equal to three times the annual cash retainer paid to such non-employee director for service on the Board, which is currently $120,000. Each non-employee director must comply with this requirement by the earlier of December 2027 or the end of the fiscal year that includes the five-year anniversary of the date such non-employee director was first elected or appointed to our Board. Only shares held by a non-employee director, directly or indirectly, qualify toward satisfaction of our Stock Ownership Guidelines. Shares underlying equity-based incentives, such as unexercised stock options or unvested RSUs, do not qualify toward satisfaction of our Stock Ownership Guidelines.

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2024 Director Compensation Table
The following table shows certain information with respect to the compensation of our non-employee directors who served on our board of directors during any part of 2024, other than Mr. Bali, who served as a member of our board of directors until August 2024, when he transitioned to serving as our Chief Technology Officer. For information on Mr. Bali's compensation during 2024, please see the "Summary Compensation Table" beginning on page 41.

Name	Fees Paid or Earned in Cash ($)(1)(2)	Stock Awards ($)(2)(3)	Total ($)
Sohaib Abbasi	103,844	170,213	274,057
Heather Hiles	59,000	189,993	248,993
Jeffrey Lieberman	47,000	189,993	236,993
Lydia Paterson	60,000	189,993	249,993
Natalie Rothman	58,292	189,993	248,285
Debra Chrapaty	4,113	379,994	384,107
Marylou Maco	4,355	379,994	384,349
(1)    With respect to Mr. Abbasi and Ms. Paterson, the amounts shown also reflect the aggregate grant date fair value of quarterly stock awards granted in lieu of cash retainer payments pursuant to elections made under our outside director compensation policy. Pursuant to these elections:
•Mr. Abbasi received restricted stock units for the settlement of 2,276 shares on March 31, 2024 with a grant date fair value of $10.98 per RSU, 2,896 shares on June 30, 2024 with a grant date fair value of $8.63 per RSU, 3,540 shares on September 30, 2024 with a grant date fair value of $7.44 per RSU, and 3,341 shares on December 31, 2024 with a grant date fair value of $8.23 per RSU; and
•Ms. Paterson received restricted stock units for the settlement of 1,366 shares on March 31, 2024 with a grant date fair value of $10.98 per RSU, 1,738 shares on June 30, 2024 with a grant date fair value of $8.63 per RSU, 2,016 shares on September 30, 2024 with a grant date fair value of $7.44 per RSU, and 1,822 shares on December 31, 2024 with a grant date fair value of $8.23 per RSU.
All such awards were fully vested as of the grant date.
(2)    In accordance with SEC rules, the aggregate grant date fair value of stock awards granted to outside directors during 2024 has been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”) based on certain assumptions disclosed in the notes to our audited financial statements included in our Annual Report on Form 10-K as of and for the year ended December 31, 2024 (the "Annual Report").
(3)    Each non-employee director serving on the Board as of June 4, 2024, received an annual director award of 23,427 RSUs (other than Mr. Abbasi, who received an annual director award of 20,988 RSUs) with a grant date fair value of $8.11 per RSU. These awards are scheduled to vest on the earlier of June 4, 2025 or the date of the Annual Meeting.

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Executive Compensation

Our Executive Officers	26
Compensation Discussion & Analysis	27
Compensation Committee Report	39
Compensation Program Risk Assessment	40
Additional Executive Compensation Information	41

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Our Executive Officers
The following table provides information about our executive officers as of March 31, 2025.

Name	Age	Position
Hugo Sarrazin	56	President & Chief Executive Officer
Sarah Blanchard	48	Chief Financial Officer
Eren Bali	40	Chief Technology Officer
Rob Rosenthal	54	Chief Revenue Officer
Our executive officers are elected by and serve at the discretion of our Board. There are no family relationships among any of our executive officers. Set forth below is a brief description of the business experience of our executive officers.
Hugo Sarrazin
President & Chief Executive Officer
For Mr. Sarrazin's biographical information, please see the section titled "Directors—Continuing Directors," beginning on page 19.
Sarah Blanchard
Chief Financial Officer

Ms. Blanchard has served as our Chief Financial Officer since April 2021. Prior to joining Udemy, Ms. Blanchard served as Chief Financial Officer and Chief Operating Officer of Omada Health, a digital healthcare platform focused on sustainable lifestyle changes, from March 2019 to April 2021, and as Omada Health’s Chief Financial Officer from August 2014 to March 2019. Ms. Blanchard previously served as Chief Financial Officer of CoreOS, a developer of Kubernetes and container-native software solutions, from October 2017 until CoreOS’s acquisition by Red Hat in January 2018. Before that, Ms. Blanchard served as Vice President, Finance of Silver Spring Networks, a smart grid products provider, from 2009 to 2014. Ms. Blanchard received a B.A. in accounting from Michigan State University and an M.B.A. from the University of Pennsylvania.

Eren Bali
Chief Technology Officer

Mr. Bali co-founded our company in January 2010 and has served as our Chief Technology Officer since August 2024. Mr. Bali previously served as our Chief Executive Officer from January 2010 to April 2014 and as a member of our Board from January 2010 to August 2024. From October 2015 to August 2024, Mr. Bali served as Chief Executive Officer of Carbon Health, a technology-enabled healthcare provider. Mr. Bali serves on the boards of directors of various private companies. Mr. Bali received a B.S. in computer engineering and mathematics from Middle East Technical University, Ankara, Turkey.

Rob Rosenthal
Chief Revenue Officer

Mr. Rosenthal has served as our Chief Revenue Officer since June 2024. Prior to joining Udemy, Mr. Rosenthal served as Chief Revenue Officer of Bloomreach, a cloud-based e-commerce experience platform, from February 2020 to January 2024. Mr. Rosenthal previously served in various leadership roles at Adobe, a computer software company, including most recently as General Manager, Americas, Corporate Accounts, Experience Cloud from December 2017 to January 2020. Mr. Rosenthal received a B.A. in organizational communications from Arizona State University.

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Compensation Discussion and Analysis
This section describes our 2024 compensation program for the following named executive officers (or "NEOs"):

Named Executive Officer	Position
Greg Brown	Former President & Chief Executive Officer
Sarah Blanchard	Chief Financial Officer
Eren Bali	Chief Technology Officer
Rob Rosenthal	Chief Revenue Officer
Venu Venugopal	Former Chief Technology Officer
Prasad Raje	Former Chief Product Officer
Messrs. Brown, Venugopal and Raje transitioned from their roles as executive officers on March 12, 2025, August 12, 2024, and October 28, 2024, respectively, and are included as named executive officers for 2024. Mr. Sarrazin was appointed as our President and Chief Executive Officer in March 2025 and is not included as a named executive officer for 2024.
Throughout this Compensation Discussion & Analysis, we refer to certain key business metrics, including Udemy Business annual recurring revenue, as well as certain financial measures not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted EBITDA and adjusted EBITDA margin. For information on how we define these key business metrics and non-GAAP financial measures, please refer to Appendix A, beginning on page 67.
Additionally, our Compensation Committee mandated certain adjustments to adjusted EBITDA margin for compensation purposes so that incentive-based payments would not be positively or negatively impacted by specified events that would result in a difference between planned and actual financial results. For more information on these adjustments (both potential and actual for 2024), please see Appendix A.
Executive Summary
2024 Performance Highlights
We are a global learning company whose online platform empowers organizations and individuals with flexible and effective professional skill acquisition, development and validation. We leverage technology, including AI, as well as data and insights, to deliver personalized, immersive and effective learning experiences. We curate our highest-quality content from our marketplace for our enterprise SaaS platform, Udemy Business, which enables companies around the world to offer engaging and effective on-demand learning for all employees, immersive laboratory-style learning for tech teams and cohort-based learning focused on leadership development.
We see a significant market opportunity ahead of us as automation and technological innovation rapidly transform the future of work. As we work towards capturing this opportunity and becoming the iconic learning company, our strategy has focused on driving sustainable, profitable growth through winning upmarket with our largest enterprise customers while achieving greater operational efficiency. Udemy delivered strong performance during 2024 as we executed on our strategies and laid the foundation for our future, long-term success.
*    Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. For more information, see Appendix A.

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Continuing Focus on Pay-for-Performance
During 2024, our Compensation Committee continued to focus on pay-for-performance principles and set up pay packages that incentivize driving sustainable, profitable growth and the creation of long-term stockholder value.
Most of the total direct compensation received by our executive officers is in the form of time-based restricted stock units ("RSUs") and performance-based restricted stock units ("PSUs"), which strongly aligns the interests of our executive officers with those of our stockholders. The performance criteria applicable to our PSUs, which in 2024 consisted of Udemy Business Annual Recurring Revenue (70% weighting) and adjusted EBITDA margin (30% weighting), incentivizes our executive officers to pursue continued growth balanced with responsible spending. Moreover, the value of these long-term equity awards depends on our stock price performance, further linking our executive compensation to the creation of stockholder value. Our short-term incentive plan also reflects our focus on driving financial performance and profitability, with our 2024 performance criteria focusing on both revenue and adjusted EBITDA margin.
The following depicts the total direct compensation, consisting of base salary and equity awards granted to our CEO and CFO in 2024. (Actual bonus payout has been omitted, as the payout was 0%.) Approximately 86.2% of the total direct compensation of our CEO and CFO consisted of variable, at-risk pay linked to our performance.
CEO and CFO Total Direct Compensation(1)

Base Salary
13.7%
PSUs
43.1%
At-Risk Pay
86.2%
RSUs
43.1%

(1)    Consistent with disclosure in the Summary Compensation Table, equity awards in the chart above are reported at their grant date fair value (which, for the PSUs, is based on the target achievement of the performance metrics), and salary and short-term incentives are reported based on the actual amounts earned with respect to 2024.
Our other continuing NEOs, Messrs. Bali and Rosenthal, received time-based RSUs as their new hire awards during 2024 and, consistent with prior practice, received annual grants in the form of 50% RSUs and 50% PSUs effective March 2025.

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2024 Executive Officer Compensation Program Highlights
We believe that our long-term success depends, in part, on attracting, motivating, and retaining talented executive leadership through compensation incentives that are closely aligned with Udemy's performance and the interests of our stockholders.
We designed our 2024 executive compensation program to directly align with our pay-for-performance philosophy. We also believe that the compensation of our named executive officers should align with our twin goals of maintaining growth and driving increased profitability.
The compensation actions we took in 2024 are directly aligned with this belief and help ensure management’s interests are aligned with those of our stockholders.

Compensation Element	Purpose	2024 Actions
Base Salary	Fixed annual cash compensation designed to be market-competitive to attract and retain executives.	2024 base salaries for our NEOs increased by an average of 3.9% year-over-year. Messrs. Bali and Rosenthal were hired in 2024 with base salaries of $470,000 and $440,000, respectively.
Short-Term Incentive Plan	Performance-based variable pay that delivers cash incentives when executives meet or exceed key financial targets.	2024 annual bonuses for our named executive officers paid out at 0% of target based on achievement of our financial performance goals (revenue and adjusted EBITDA margin).(1)
LTI Equity Compensation	Service-based equity compensation provides direct stockholder alignment and supports retention while performance-based equity compensation rewards executives for delivering key performance results viewed as critical for driving long-term stockholder value.
All our NEOs, except Messrs. Bali and Rosenthal, received equity awards consisting of 50% RSUs and 50% PSUs. PSUs were funded at 45% of target based on the achievement of our financial performance goals (Udemy Business annual recurring revenue and adjusted EBITDA margin).(1)

Messrs. Bali and Rosenthal received new hire equity awards consisting of 100% time-based RSUs.

(1)    For purposes of calculating 2024 performance, our Compensation Committee mandated certain adjustments to adjusted EBITDA margin. For more information on these adjustments, and on how we define our key business metrics and financial measures, please see Appendix A.

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Compensation Governance
We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. We designed our executive compensation program to attract, retain, and reward top quality executive management, provide incentives that motivate and reward performance, ensure that executive compensation is meaningfully related to the creation of long-term stockholder value, and provide total compensation that is competitive in the markets where we seek executive talent. Our Compensation Committee closely considers our compensation philosophy and objectives, as well as corporate performance when making executive compensation decisions.
Compensation Framework Highlights
For 2024, the following executive compensation policies and practices were in place to drive performance and minimize behaviors that we do not believe serve our stockholders’ long-term interests.

WE DO		HOW WE DO IT
✓	Have an independent Compensation Committee	Only Board members qualifying as independent under the Nasdaq listing standards may serve on our Compensation Committee.
✓	Have an incentive compensation clawback policy	As required by Nasdaq listing rules, we maintain a Clawback Policy that requires repayment of incentives in the case of an accounting restatement.
✓	Employ “double trigger” vesting
In the event of a change in control, equity vesting only accelerates under our executive severance and change in control agreements if an executive’s employment is terminated without cause or the executive resigns for good reason within the change in control period, or if outstanding awards are not assumed or otherwise continued by the acquiror.

✓	Maintain stock ownership guidelines	Our executives are required to maintain meaningful levels of stock ownership to ensure alignment with stockholder interests.
✓	Retain an independent compensation consultant	Our Compensation Committee has exercised its authority to engage and retain the services of an independent compensation consultant, FW Cook.
✓	Review our compensation strategy annually	Our Compensation Committee conducts an annual review of our compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.
✓	Solicit stockholder feedback on executive compensation	We hold an annual "say-on-pay" vote. We also engage in stockholder outreach to solicit feedback on our compensation and governance practices.

WE DO NOT		HOW WE ENFORCE IT
✗	Provide excise tax gross-ups for change in control payments	Our executive severance and change in control agreements provide for “net best” payment limitations for change in control payments.
✗	Provide significant perquisites or benefits	Our executive officers generally participate in the same benefit and retirement plans as our employees and we do not offer any additional programs.
✗	Reprice or exchange underwater stock options without stockholder approval	Our 2021 Equity Incentive Plan prohibits option repricing or exchange programs without obtaining stockholder approval.
✗	Permit hedging or pledging of our stock	Our insider trading policy prohibits directors and employees from pledging our stock or engaging in hedging of our stock to protect from downward price movements. In addition, we prohibit directors and employees from pledging their stock or using it as collateral for a loan.
Compensation Decision Roles
Pursuant to its charter and in accordance with the Nasdaq listing standards, our Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers, as well as for overseeing our compensation policies, plans, benefits, programs, and overall compensation philosophy. Our Compensation Committee has final approval of all compensation recommendations for our named executive officers,

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including our CEO. During 2024, the Compensation Committee engaged FW Cook as its independent executive compensation consultant. FW Cook reports to the Compensation Committee, and all services provided by FW Cook are at the direction and on behalf of the Committee.

Compensation Committee		FW Cook		CEO and Management
✓	Review and approve annual performance and compensation of CEO and NEOs	✓	Provide advice and assistance to the Compensation Committee when making compensation decisions	✓	CEO annually reviews performance of all executives
✓	Review, recommend, and approve compensation plans	✓	Assist with reviews and updates on compensation best practices and provide competitive market data for salary and incentive compensation levels and design	✓	CEO makes recommendations for salary and incentive compensation of other executives commensurate with executive and Company performance
✓	Annually review our peer group	✓	Provide the Compensation Committee with analysis for peer group selection	✓	Management develops the strategic plan and business goals that are incorporated into incentives for performance measures
✓	Oversee the Clawback Policy and Stock Ownership Guidelines	✓	Provide the Compensation Committee with updates on regulatory and compliance changes related to executive compensation as applicable
Our Compensation Philosophy
Our Compensation Committee does not use a single method or measure in approving the target total direct compensation opportunities or each individual compensation element for our executive officers, nor is the weighting of any one factor on the determination of pay components and levels quantifiable in comparison to others. The factors below, which our Compensation Committee considers when approving the amount of each compensation element for our executive officers, provide a framework for its compensation decision-making:
•Our executive compensation program objectives
•Our performance against the financial and operational goals and objectives established by our Compensation Committee and our Board
•The compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data
•Each individual executive officer’s qualifications, knowledge, skills, experience, tenure, role, and responsibilities
•The prior performance of each individual executive officer, based on an assessment of their contributions to our overall performance and ability to lead their business unit or function and work as part of a team
•The potential of each executive officer to contribute to our long-term financial, operational, and strategic objectives
•Compensation parity among our executive officers
•Our financial performance relative to our peers
•In the case of long-term incentive compensation, the value of any outstanding vested and unvested equity awards held by each of our executive officers, including the equity awards and other long-term compensation opportunities granted to each executive officer in prior years
•The recommendations of our CEO regarding the compensation of our executive officers (other than the CEO)
Setting Executive Compensation
Our Compensation Committee reviews competitive market data from a peer group of comparable companies to serve as a market reference, to ensure informed decision-making, and to establish a compensation program that is competitive

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and appropriate for a company like ours. In establishing our peer group for 2024, our Compensation Committee looked to the following criteria as guiding principles:
•Include direct peers, who are in education services with a wider range of size criteria, and secondary peers, in the software-as-a-service (SaaS) and technology industry, with a narrower range of size criteria;
•For education services companies, use revenue and 12-month average market cap between 0.2 to 5.0 times Udemy’s size, and for SaaS and technology, use revenue and 12-month average market cap between 0.4 to 2.5 times Udemy's size; and
Other factors considered include: companies that commonly appear in the peer groups of Udemy's education technology peers (such as Chegg, Coursera, and Duolingo); inclusion in Institutional Shareholder Services' ("ISS") peer group; and other companies for which we compete for talent. Companies were not included in our peer group solely based on these other factors.
Based on these criteria, and with the recommendation of our independent compensation consultant, our Compensation Committee selected and reviewed compensation data from the following 16 companies as part of its determination of our 2024 executive compensation:

Zuora	Chegg	Alteryx	Coursera
Five9	Skillsoft	Appian	Duolingo
Stride	Alarm.com Holdings	Fastly	Upwork
Instructure	BlackLine	Smartsheet	Everbridge
The Compensation Committee updated our peer group compared to the prior year as follows:
•Removed Anaplan, KnowBe4, and Ping Identity from our peer group because they were acquired and current compensation data is no longer available;
•Removed New Relic and Box from our peer group because they do not meet the defined size criteria for other SaaS and technology companies; and
•Removed 2U, Grand Canyon Education, and PowerSchool because their industry (consumer-focused education) differs from Udemy's business.
Our Compensation Committee also reviewed executive compensation data from companies with similar size and value characteristics, based on broader technology company survey data. In setting each executive officer’s compensation, our Compensation Committee did not determine compensation amounts based solely on a comparison against certain compensation percentiles within the peer group data. Rather, the Compensation Committee used the peer group data to obtain a general understanding of the practices of our compensation peers and then relied on its judgment, including consideration of the factors described above under "Our Compensation Philosophy," to set an executive officer’s compensation.
Consideration of Stockholder Advisory Vote on Named Executive Officer Compensation
At our annual meeting of stockholders held in June 2024, we held a non-binding stockholder advisory vote on the compensation of our NEOs (commonly known as a “say on pay” vote). Our stockholders approved, on an advisory basis, the compensation of our NEOs, with approximately 99% of stockholder votes cast (excluding abstentions and broker non-votes) in favor of our say-on-pay resolution. In evaluating our compensation practices during the remainder of 2024, we were mindful of the support our stockholders expressed for our philosophy of linking executive pay to overall company performance and the interests of our stockholders.
We value the opinion of our stockholders. Our Compensation Committee will continue to consider the result of our say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our NEOs.
Consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding stockholder advisory vote on the frequency of future say on pay votes held at our 2024 annual meeting of stockholders, we intend to hold future say on pay votes every year.

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Framework for Executive Compensation
Key Elements of Our Compensation Program
During 2024, the principal elements of our compensation program for our executive officers, including our named executive officers, consisted of base salary, annual cash incentive compensation, and long-term incentive compensation delivered in the form of RSUs and PSUs, that are settled in shares of our common stock. While the pay mix may vary year to year, the ultimate goal is to achieve our compensation objectives as described below.

Compensation Element	What This Element Rewards	Purpose and Key Features of Element
Base salary	Individual performance, level of experience, and expected future performance and contributions	Provides competitive level of fixed compensation determined by the market value of the position, with actual base salaries established based on considerations specific to the facts and circumstances of each executive officer and each individual position at Udemy.

Short-term cash incentive	Achievement of pre-established corporate performance objectives	Motivates executive officers to drive company growth—for 2024, the corporate performance objectives were revenue and adjusted EBITDA margin.

Long-term equity incentive	Enhancement of long-term stockholder value
New hire equity awards that vest over four years and provide a variable “at risk” pay opportunity. In 2024, annual equity awards for continuing executives consist 50% of time-based awards and 50% performance-based awards.

Our executive officers also participate in the standard employee benefit plans available to most of our employees. In addition, our executive officers have double trigger change in control provisions that only accelerate vesting of outstanding equity awards following a change in control if the awards are not assumed by the surviving entity or an executive is terminated. Our executive officers may receive severance payments upon termination of employment under certain circumstances as well.
Base Salary
We believe that a competitive base salary is a necessary element of our executive compensation program, so that we can attract and retain a world class management team that is focused on building a sustainable enterprise for the future. The Compensation Committee seeks to set competitive base salaries, comparable to market standards and our peer group, that are equitable across the executive team based on level of impact and contributions.
The Compensation Committee reviews the base salaries of our executive officers, including our named executive officers, annually and makes adjustments as it determines to be necessary or appropriate.
In February 2024, the Compensation Committee reviewed the base salaries of our executive officers, including our named executive officers, taking into consideration a competitive market analysis performed by FW Cook and the recommendations of Mr. Brown, our former President and Chief Executive Officer, as well as the other factors described above. Following this review, the Compensation Committee approved increases to the base salaries of our named executive officers, effective April 1, 2024, that the Compensation Committee believed were appropriate to maintain their competitiveness. For Messrs. Bali and Rosenthal, their base salaries were set at the time of their hiring, based on the same factors discussed above. The base salaries paid to our named executive officers for 2024 were as follows:

Named Executive Officer	2023 Base Salary Rate ($)	2024 Base Salary Rate ($)	Year-Over-Year Adjustment (%)
Greg Brown	565,000	590,000	4.4%
Sarah Blanchard	432,000	450,000	4.2%
Eren Bali(1)	—	470,000	—
Rob Rosenthal(1)	—	440,000	—
Venu Venugopal	426,000	440,000	3.3%
Prasad Raje	400,000	415,000	3.8%
(1)    Messrs. Bali and Rosenthal began employment with our company during 2024.
Short-Term Incentive Compensation
We use our Employee Incentive Compensation Plan, a cash bonus plan, to motivate certain employees selected by the Compensation Committee, including our named executive officers, to achieve our short-term financial and operational

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objectives for each fiscal year. These short-term incentives are also intended to help deliver a competitive total direct compensation opportunity to our executives, consistent with our overall compensation philosophy.
Pursuant to the Employee Incentive Compensation Plan, the Compensation Committee establishes a target bonus opportunity for each executive (with actual awards generally payable in the form of cash) with respect to the applicable performance period. We design our short-term incentives so that executives will receive above-target bonuses when we exceed our annual corporate objectives and below-target bonuses (or no bonuses) when we do not achieve these objectives. During fiscal year 2024, the bonus payments for our named executive officers were based entirely on the achievement of corporate performance objectives, with no individual performance component. The Compensation Committee determined that focusing on company-wide objectives would better encourage management to work collectively to achieve the targets in our annual operating plan.
As administrator of the Employee Incentive Compensation Plan, the Compensation Committee may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award for a particular performance period. The actual award may be below, at or above a participant’s target annual bonus award, at the discretion of the administrator. Further, the administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.
Incentive Plan Performance Metrics and Achievement
Under the Employee Incentive Compensation Plan, our Compensation Committee determined the performance metrics and related target levels of achievement required for payouts under our 2024 annual bonus awards. In April 2024, the Compensation Committee determined that, in the case of our named executive officers, the bonus awards would be eligible to be earned based on our revenue and adjusted EBITDA margin. The Compensation Committee believed revenue and adjusted EBITDA margin were appropriate corporate performance metrics for our named executive officers because they serve as key indicators of our ability to strike a balance between revenue, profitability, and growth, all of which directly influence long-term stockholder value. The Compensation Committee established target performance levels for these measures that it believed to be challenging, but attainable, through the successful execution of our annual operating plan.
The target levels of revenue and adjusted EBITDA margin for 2024 under the Employee Incentive Compensation Plan were as follows:

Corporate Performance Measure	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Revenue	$795 million	$815.5 million	$835 million
Adjusted EBITDA Margin(1)	1.5%	2.7%	5.0%
(1)    Adjusted EBITDA margin is a non-GAAP financial measure. In addition, when establishing our performance goals for 2024, our Compensation Committee mandated certain adjustments to the calculation of adjusted EBITDA margin for purposes of determining compensation payouts, as discussed earlier in this Compensation Discussion & Analysis. Based on our financial results for 2024, adjusted EBITDA margin was adjusted upwards by approximately 0.4% (from 5.5% as previously reported in our Annual Report). For more information, please see Appendix A.
The Compensation Committee did not assign specific weightings to these performance measures. Payment of bonuses was instead determined based on the matrix set forth below. Performance achievement falling between the levels established in the matrix would be determined using linear interpolation. Both performance metrics needed to reach at least threshold levels of achievement for any bonus payments to be made.

	Threshold Adjusted EBITDA Margin	Target Adjusted EBITDA Margin	Maximum Adjusted EBITDA Margin
Threshold Revenue	25%	40%	75%
Target Revenue	50%	100%	150%
Maximum Revenue	125%	150%	200%
For purposes of our 2024 performance goals, we achieved adjusted EBITDA margin of 5.9% (90 basis points higher than target), but our revenue for 2024 of $786.6 million fell below the threshold performance level established by the Compensation Committee. As a result, our named executive officers were not eligible for payouts under the Employee Incentive Compensation Plan for 2024. The Compensation Committee did not exercise its discretion to adjust the bonus payouts for our named executive officers.

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2024 Target Short-Term Incentive Compensation Opportunities
Bonus awards under our Employee Incentive Compensation Plan for 2024 were based upon short-term incentive compensation opportunities, as approved by our Compensation Committee and summarized in the table below.
In February 2024, the Compensation Committee reviewed the target annual bonus award opportunities of our executives for 2024. Following this review, and after taking into consideration the factors described in the section titled "Our Compensation Philosophy", the Compensation Committee established short-term incentive compensation opportunities for our named executive officers (other than Messrs. Bali and Rosenthal) for 2024. The bonus opportunity for Mr. Bali was established by our Compensation Committee in connection with its approval of his employment offer. Mr. Rosenthal was not eligible to participate in the Employee Incentive Compensation Plan for 2024.

Named Executive Officer	2024 Target Bonus (as % of Base Salary)	2024 Target Bonus ($)	2024 Bonus Payout ($)
Greg Brown	100%	590,000	—
Sarah Blanchard	70%	315,000	—
Eren Bali	50%	90,533(1)	—
Rob Rosenthal	N/A	N/A	N/A
Venu Venugopal	50%	220,000	—
Prasad Raje	50%	207,500	—
(1)    Pro-rated for the portion of the year during which Mr. Bali was employed by Udemy.
Other Cash Incentives
Our Compensation Committee approved a one-time signing bonus of $154,000 to Mr. Rosenthal when he joined Udemy during 2024, in light of our need to attract top go-to-market talent and the experience Mr. Rosenthal would bring to our company. Mr. Rosenthal's signing bonus was paid in a single installment, and was subject to repayment in the event of Mr. Rosenthal's resignation from Udemy on or prior to March 15, 2025.
Long-Term Incentive Compensation
We use long-term incentive compensation in the form of equity-based awards to motivate our executive officers, including our named executive officers, by providing them with the opportunity to build an equity interest in Udemy and to share in the potential appreciation of the value of our common stock.
During 2024, our long-term incentive compensation generally consisted of 50% RSUs and 50% PSUs, consistent with our compensation approach during 2023. Our PSUs have used a one-year performance period, which we believe allows our Compensation Committee to set rigorous goals for a time period over which it has reasonable visibility. To further drive stockholder alignment and retention, any earned PSUs are subject to continued vesting and service requirements even after achievement of the underlying performance goals.
In determining the size of the equity awards granted to our executive officers, the Compensation Committee considers the recommendations of our Chief Executive Officer (except with respect to his own equity awards), as well as the other factors described above. The Compensation Committee also considers the existing equity holdings of each executive officer, including the current economic value of their unvested equity awards and the ability of these unvested holdings to satisfy our retention objectives. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value.
The Compensation Committee also granted new hire awards, consisting solely of time-based RSUs, to Messrs. Bali and Rosenthal, who joined our company as employees in 2024. The number of shares subject to these new hire awards was determined by our Compensation Committee based on consideration of the factors described above.

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The table below summarizes our RSU and PSU grants to our named executive officers during 2024:

Named Executive Officer	Number of RSUs (#)	Target Number of PSUs (#)
Greg Brown	207,142	207,142
Sarah Blanchard	87,500	87,500
Eren Bali(1)	645,000	—
Rob Rosenthal	325,000	—
Venu Venugopal	67,857	67,857
Prasad Raje	53,571	53,571
(1)    Excludes equity awards granted to Mr. Bali in his capacity as an outside director prior to joining us as Chief Technology Officer in August 2024. Mr. Bali agreed to cancel and terminate such outstanding outside director awards in November 2024.
RSU Awards
The RSUs granted to Mr. Brown, Ms. Blanchard, Mr. Venugopal and Mr. Raje vest in quarterly installments over 16 quarters, beginning June 15, 2024, subject to continued service. With respect to the new hire RSUs granted to Mr. Bali and Mr. Rosenthal, 25% of such RSUs will vest on August 15, 2025 and June 15, 2025, respectively, and then quarterly over the following three years, in each case subject to continued service.
PSU Awards
Our PSU awards in 2024 measured performance using two metrics: Udemy Business Annual Recurring Revenue ("UB ARR") and adjusted EBITDA margin, weighted at 70% and 30%, respectively. The Compensation Committee believed these performance measures would incentivize management to pursue profitable, sustainable growth in our Udemy Business ("UB") segment, which is a key part of building long-term stockholder value. The Compensation Committee established target performance levels for these measures that it believed to be challenging, but attainable, through the successful execution of our annual operating plan.
For purposes of these PSU awards, UB ARR represents the annualized value of our UB segment customer contracts on the last day of a given period. Only revenue from closed UB contracts with active seats as of the last day of the period are included.
The levels of achievement necessary for the PSU awards to become eligible to vest, in whole or in part, and actual achievement based on 2024 performance, are set forth in the table below.

Corporate Performance Measure	Threshold Performance Level	Threshold Payment Level	Target Performance Level	Target Payment Level	Maximum Performance Level	Maximum Payment Level	Actual Results	Actual Achievement
UB ARR(1)	$550.0 million	25%	$586.4 million	100%	$622.5 million	150%	$516.0 million	0%
Adjusted EBITDA margin(2)	1.5%	25%	2.7%	100%	5.3%	150%	5.9%	150%
(1)    UB ARR is a non-GAAP performance measure. For more information, see Appendix A.
(2)    Adjusted EBITDA margin is a non-GAAP financial measure. In addition, when establishing our performance goals for 2024, our Compensation Committee mandated certain adjustments to the calculation of adjusted EBITDA margin for purposes of determining compensation payouts, as discussed earlier in this Compensation Discussion & Analysis. Based on our financial results for 2024, adjusted EBITDA margin was adjusted upwards by approximately 0.4% (from 5.5% as previously reported in our Annual Report). For more information, please see Appendix A.
For actual results between performance levels (i.e., between threshold and target or between target and maximum), the achievement was calculated using linear interpolation. The Compensation Committee determined that, based on our actual achievement, our UB ARR performance did not meet the threshold level and our adjusted EBITDA margin performance exceeded the maximum level, resulting in blended achievement of 45% overall. 25% of the PSUs that became eligible for vesting through achievement of the performance metrics vested on March 15, 2025, with the remainder scheduled to vest quarterly over the following three years, subject to continued service.

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Other Compensation and Benefit Programs and Policies
We offer a 401(k) retirement plan, including an employer matching contribution, to our employees (including our NEOs) as a part of our overall compensation strategy. We generally do not offer any enhanced or additional benefits to our NEOs that our other employees do not also receive.
Employment Agreements
We have entered into employment agreements with all NEOs, Mr. Sarrazin, and other selected senior executives. The employment agreements with our NEOs and Mr. Sarrazin specify annual base salary and annual performance-based cash target bonus amounts for each executive, calculated as a specified percentage of the executive’s base salary. The performance measures are determined by the Compensation Committee annually and are consistent with the measures applied to other senior executives. The employment agreements have no specific term.
In connection with Mr. Sarrazin’s appointment as President and Chief Executive Officer in March 2025, we entered into an employment agreement with him effective as of March 12, 2025. The employment agreement provides the terms and conditions of Mr. Sarrazin’s employment as President and Chief Executive Officer and specifies his annual base salary and annual performance-based cash target bonus amounts, calculated as a specified percentage of the base salary. The employment agreement has no specific term.
Additionally, the employment agreement entered into with Mr. Rosenthal provides for payment of a one-time signing bonus of $154,000 to Mr. Rosenthal, subject to repayment in the event of Mr. Rosenthal’s resignation from Udemy on or prior to March 15, 2025.
Change in Control and Severance Agreements
We compete for executive talent, and we believe that providing severance protection plays an important role in attracting and retaining key executives and enabling them to focus on Udemy's strategic goals. To this end, we also enter into change in control and severance agreements with our executives. The agreements provide for severance payments under certain circumstances, as discussed further in the section of this proxy statement titled “Additional Executive Compensation Information—Potential Payments Upon Termination of Employment or Change in Control Table,” beginning on page 44. Such agreements eliminate the need to negotiate severance payments and benefits on a case-by-case basis. They also help assure an executive officer that their severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure. Finally, they act as an incentive for our executive officers to remain employed and focused on their responsibilities during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction.
Venugopal Transition and Separation Arrangements
In August 2024, Mr. Venugopal ceased to be our Chief Technology Officer and became a non-executive employee of the Company. We did not modify Mr. Venugopal's compensation in connection with this transition.
We subsequently terminated Mr. Venugopal's employment without cause as of December 31, 2024, and such termination entitled Mr. Venugopal to the severance benefits applicable to a "Qualifying Non-CIC Termination" pursuant to his change-in-control and severance agreement.
Raje Transition and Separation Arrangements
In October 2024, Mr. Raje ceased to be our Chief Product Officer and became a non-executive employee of the Company. We did not modify Mr. Raje's compensation in connection with this transition.
Brown Transition Arrangements
In connection with Mr. Brown’s departure as President and Chief Executive Officer in early 2025, we entered into a transition agreement with him effective as of March 12, 2025. Among other things, the transition agreement provides that Mr. Brown will continue as a non-executive employee through the end of June 2025 and then be engaged as an advisor through the end of 2025 to provide transitional advice and other assistance as requested, not to exceed 10 hours per month. Mr. Brown’s existing equity incentive awards will continue to vest during the term of the transition agreement and he will continue to be deemed a “service provider” for purposes of Udemy’s equity incentive plans.

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Stock Ownership Guidelines
In 2022, we adopted Stock Ownership Guidelines that prescribe required levels of stock ownership and the timeline for achievement. These guidelines are designed to further strengthen and align our leadership with stockholders’ interests. As of the date of this proxy statement, all NEOs are either meeting or on track to meet the required holdings based on the ownership levels required. Only shares held by an executive, directly or indirectly, qualify toward satisfaction of our Stock Ownership Guidelines. Shares underlying equity-based incentives, such as unexercised stock options, unvested RSUs or unearned PSUs, do not qualify toward satisfaction of our Stock Ownership Guidelines.

Role	Ownership Guideline
CEO	5 times base salary
Executives reporting to the CEO	1 times base salary
Clawback Policy
In 2022, our Board adopted a Clawback Policy that covers incentive compensation paid to current and former executive officers. We amended this policy in 2023 to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable Nasdaq listing standards. This policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, as further described in the Clawback Policy, whether or not the executive officer was at fault for the restatement, in accordance with SEC and Nasdaq requirements.

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Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the disclosures contained in the section of this proxy statement titled "Compensation Discussion and Analysis." We have relied on management’s representation that such disclosures have been prepared with integrity and objectivity and in conformity with SEC regulations.
Based on our review and discussion with management, we recommended to the Board that the disclosures contained in the section of this proxy statement titled "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into Udemy's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors:
Natalie Rothman (Chair)
Jeffrey Lieberman
Debra Chrapaty

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Compensation Program Risk Assessment
We assess our executive and broad-based compensation and benefits programs to determine whether the programs' provisions and operation create undesired or unintentional material risk. The risk assessment process includes a review of our compensation program policies and practices, such as our performance-based executive compensation programs and stock ownership guidelines, to ensure that the interests of our executives are aligned with those of our stockholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk-taking. We regularly review and audit our bonus plans to ensure short-term incentives are appropriately linked to business outcomes, and that supporting processes and controls are effective, and such reviews are shared with the Compensation Committee.
We have reviewed all of our compensation programs and found none that would be reasonably likely to have a material adverse effect on our company. Our performance-based executive compensation program (as described more fully in the "Compensation Discussion & Analysis" above), coupled with our stock ownership guidelines, aligns the interests of our executives with stockholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk taking. The Compensation Committee, with the guidance and assistance of its independent compensation consultant, reviews and approves compensation components for all named executive officers and other executive officers. Short-term incentives are reviewed each year and payments are subject to Compensation Committee discretion. The bonus plans for other team members are linked to financial, customer or operating measures. All our employees (including executive officers) and directors are subject to our insider trading policy, which prohibits hedging existing ownership positions in our securities, short selling Udemy stock, purchasing or selling derivative securities, and pledging our securities or holding our securities in a margin account.

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Additional Executive Compensation Information
Summary Compensation Table
The following table shows information regarding the total compensation of our named executive officers during 2024, 2023 and 2022, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Greg Brown Former President and Chief Executive Officer(4)	2024	583,750	—	4,548,838	—	18,808	5,151,396
	2023	560,833	—	4,445,000	530,511	6,600	5,542,944
	2022	533,333	—	8,093,331(5)	250,469	500	8,877,633
Sarah Blanchard Chief Financial Officer	2024	445,500	—	1,921,500	—	4,928	2,371,928
	2023	432,000	—	2,222,500	297,562	6,600	2,958,662
	2022	426,667	—	7,585,527(6)	187,017	500	8,199,711
Eren Bali Chief Technology Officer(7)	2024	183,371	—	4,843,950	—	224,431	5,251,752
Rob Rosenthal Chief Revenue Officer(8)	2024	256,667	154,000	2,700,750	—	6,600	3,118,016
Venu Venugopal Former Chief Technology Officer(9)	2024	436,375	—	1,490,140	—	485,936	2,412,451
	2023	425,500	—	2,222,491	209,346	6,600	2,863,937
	2022	420,250	—	1,279,950	131,575	500	1,832,275
Prasad Raje Former Chief Product Officer(10)	2024	411,250	—	1,176,419	—	10,350	1,598,019
	2023	153,030	—	5,626,500	75,485	2,667	5,857,682
(1)    The amounts disclosed generally represent the aggregate grant date fair value of an award of RSUs or PSUs, as calculated in accordance with ASC 718. However, a portion of the amounts disclosed in the “Stock Awards” column for 2022 includes the incremental fair value of RSUs granted in exchange for the cancellation of stock options in August 2022 in connection with a stock option exchange program and, with respect to Mr. Brown, in September 2022 in connection with an option cancellation agreement between us and Mr. Brown. The assumptions used in calculating the grant date and modification date fair values of the awards disclosed in the column are set forth in the notes to our audited financial statements included in our Annual Report. These amounts do not correspond to the actual value that may be recognized by our named executive officers upon vesting of the applicable awards.
(2)    The amounts reported for 2024, 2023, and 2022 represent the amounts earned by our named executive officers with respect to those calendar years pursuant to our Employee Incentive Compensation Plan. For more information, see "Compensation Discussion and Analysis—Framework for Executive Compensation—Short-Term Incentive Compensation," beginning on page 33.
(3)    The dollar amounts in this column represent:
•in 2024: (i) for Mr. Brown, $6,450 in company-paid matching 401(k) contributions, $8,938 in company-paid travel expenses (and tax gross-up related to the same) relating to a company-sponsored sales incentive retreat, and $3,420 in parking-related perquisites; (ii) for Ms. Blanchard, $4,928 in company-paid matching 401(k) contributions; (iii) for Mr. Bali, $2,938 in company-paid matching 401(k) contributions, $31,500 in cash retainer fees for service as a non-employee member of our Board prior to August 12, 2024, and $189,993 as the aggregate grant date fair value of restricted stock units granted to Mr. Bali on June 4, 2024 pursuant to our outside director compensation policy, which awards were subsequently cancelled effective November 2024; (iv) for Mr. Rosenthal, $6,600 in company-paid matching 401(k) contributions; (v) for Mr. Venugopal, $4,070 in company-paid matching 401(k) contributions and $481,867 in severance payments; and (vi) for Mr. Raje, $10,350 in company-paid matching 401(k) contributions;
•in 2023, company-paid matching 401(k) contributions; and
•in 2022, company-paid matching 401(k) contributions.
(4)    Mr. Brown served as President, Udemy Business prior to his service as President and Chief Executive Officer from March 1, 2023 to March 12, 2025.
(5)    Consists of RSUs granted in May 2022 with aggregate grant date fair value of $2,133,250 plus RSUs received in exchange for stock options in August and September 2022 with aggregate incremental modification value of $5,960,081.
(6)    Consists of RSUs granted in May 2022 with aggregate grant date fair value of $2,133,250 plus RSUs received in exchange for stock options in August 2022 with aggregate incremental modification value of $5,452,277.
(7)    Mr. Bali served on our Board as an outside director until August 2024, when he transitioned to serving as our Chief Technology Officer. The table above omits the retainer fees and other compensation paid to Mr. Bali for his services as an outside director in 2023 and 2022, during which years Mr. Bali was not an officer or employee of Udemy.
(8)    Mr. Rosenthal joined our company as Chief Revenue Officer in June 2024.
(9)    Mr. Venugopal ceased serving as our Chief Technology Officer in August 2024. Mr. Venugopal's separation from our company constituted a "Qualifying Non-CIC Termination" as set forth in Section 3(a) of his change-in-control and severance agreement. For more information, see "Compensation Discussion & Analysis—Other Compensation and Benefits Programs and Policies—Venugopal Transition and Separation Arrangements" on page 37 as well as "Potential Payments upon Termination of Employment or Change in Control," beginning on page 44.
(10)    Mr. Raje joined our company as Chief Product Officer in August 2023 and ceased serving in such role in October 2024.

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Grants of Plan-Based Awards in 2024
The following table sets forth information concerning grants of cash- and stock-based awards made under our annual and long-term incentive plans during 2024. The threshold, target, and maximum non-equity incentive award and incentive award amounts shown in the table represent the amounts to be paid if our performance had met the respective levels of the applicable performance measures. For more information on these performance measures, see the section of this proxy statement titled "Compensation Discussion & Analysis—Framework for Executive Compensation," beginning on page 33.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards
Name	Grant or Modification Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
Greg Brown	04/03/2024	147,500	590,000	1,180,000	—	—	—	—	—
	03/15/2024	—	—	—	51,786	207,142	310,713	—	2,274,419
	03/15/2024	—	—	—	—	—	—	207,142(4)	2,274,419
Sarah Blanchard	04/03/2024	78,750	315,000	630,000	—	—	—	—	—
	03/15/2024	—	—	—	21,875	87,500	131,250	—	960,750
	03/15/2024	—	—	—	—	—	—	87,500(4)	960,750
Eren Bali	08/12/2024	22,633	90,533	181,066	—	—	—	—	—
	06/04/2024	—	—	—	—	—	—	23,427(5)	189,993
	08/15/2024	—	—	—	—	—	—	645,000(6)	4,843,950
Rob Rosenthal	06/15/2024	—	—	—	—	—	—	325,000(7)	2,700,750
Venu Venugopal	04/03/2024	55,000	220,000	440,000	—	—	—	—	—
	03/15/2024	—	—	—	16,964	67,857	101,786	—	745,070
	03/15/2024	—	—	—	—	—	—	67,857(4)	745,070
Prasad Raje	04/03/2024	51,875	207,500	415,000	—	—	—	—	—
	03/15/2024	—	—	—	13,393	53,571	80,357	—	588,210
	03/15/2024	—	—	—	—	—	—	53,571(4)	588,210
(1)    Amounts in the “Estimated Payouts Under Non-Equity Incentive Plan Awards” columns relate to cash incentive opportunities under our Employee Incentive Compensation Plan, based upon the achievement of corporate performance goals during 2024. The amounts set forth in the columns above do not reflect the actual amounts paid to our named executive officers, which are disclosed in the preceding Summary Compensation Table.
(2)    Amounts in the “Estimated Payouts Under Equity Incentive Plan Awards” columns relate to awards of performance-based RSUs. The “threshold,” “target,” and maximum” amounts represent the number of such awards that would have been eligible to vest based on achievement of certain performance goals over the 2024 performance period. For more information, see the "Long-Term Incentive Compensation" section of our Compensation Discussion & Analysis, beginning on page 35.
(3)    The dollar values of the RSU awards represent the grant date fair value per share calculated on the basis of the fair market value of the underlying shares of our common stock on the grant date in accordance with ASC 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the fair value of the RSUs reported in these columns are set forth in the notes to our consolidated financial statements included in our Annual Report. The actual value that the named executive officer will realize on each RSU award will depend on the price per share of our common stock at the time the shares underlying the RSUs are sold. Accordingly, these amounts do not necessarily correspond to the actual value recognized or that may be recognized by our named executive officers.
(4)    The RSUs underlying these awards vest in 16 equal quarterly installments beginning on June 15, 2024, subject to continued service.
(5)    Represents an award of RSUs to Mr. Bali pursuant to our outside director compensation policy, prior to Mr. Bali joining us as Chief Technology Officer, which awards were subsequently cancelled effective November 2024.
(6)    The RSUs underlying this award vest 25% on August 15, 2025, and then in 12 quarterly installments beginning on November 15, 2025, subject to continued service.
(7)    The RSUs underlying this award vest 25% on June 15, 2025, and then in 12 quarterly installments beginning on September 15, 2025, subject to continued service.

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Outstanding Equity Awards at 2024 Fiscal Year-End
The following table provides information concerning stock-based awards granted to our named executive officers that were outstanding at the end of our last fiscal year.

		Outstanding Option Awards				Outstanding Stock Awards
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Greg Brown	11/15/2021	–	–	–	–	30,173(2)	248,324	–	–
	05/15/2022	–	–	–	–	65,625(3)	540,094	–	–
	03/18/2023	–	–	–	–	140,625(4)	1,157,344	–	–
	03/18/2023	–	–	–	–	98,019(5)	806,696	–	–
	03/15/2024	–	–	–	–	168,303(6)	1,385,134	–	–
	03/15/2024	–	–	–	–	–	–	207,142(7)	1,704,779
Sarah Blanchard	11/15/2021	–	–	–	–	30,173(2)	248,324	–	–
	05/15/2022	–	–	–	–	65,625(3)	540,094	–	–
	03/18/2023	–	–	–	–	70,313(4)	578,676	–	–
	03/18/2023	–	–	–	–	49,009(5)	403,344	–	–
	03/15/2024	–	–	–	–	71,094(6)	585,104	–	–
	03/15/2024	–	–	–	–	–	–	87,500(7)	720,125
Eren Bali	08/15/2024	–	–	–	–	645,000(8)	5,308,350	–
Rob Rosenthal	06/15/2024	–	–	–	–	325,000(9)	2,674,750	–	–
Venu Venugopal(12)	05/14/2019	25,000(10)	–	3.12	05/13/2029	–	–	–	–
	11/15/2021	–	–	–	–	43,104(2)	354,746	–	–
	05/15/2022	–	–	–	–	39,375(3)	324,056	–	–
	03/18/2023	–	–	–	–	93,750(4)	771,563	–	–
	03/18/2023	–	–	–	–	32,671(5)	268,882	–	–
	03/15/2024	–	–	–	–	55,134(6)	453,753	–	–
	03/15/2024	–	–	–	–	–	–	67,857(7)	558,463
Prasad Raje	08/15/2023	–	–	–	–	378,125(11)	3,111,969	–	–
	03/15/2024	–	–	–	–	43,527(6)	358,227	–	–
	03/15/2024	–	–	–	–	–	–	53,571(7)	440,889
(1)    Calculated by multiplying the closing market price of our common stock at December 31, 2024 ($8.23 per share) by the number of unvested RSUs or PSUs at December 31, 2024 as indicated in the prior column.
(2)    The shares underlying this award vest in 12 equal quarterly installments beginning on November 15, 2022, subject to continued service.
(3)    The shares underlying this award vest in 16 equal quarterly installments beginning on August 15, 2022, subject to continued service.
(4)    The shares underlying this award vest in 16 equal quarterly installments beginning on June 15, 2023, subject to continued service.
(5)    25% of the shares underlying this award vested on March 15, 2024 upon achievement of the performance conditions; the remaining shares vest in 12 equal installments beginning on June 15, 2024, subject to continued service.
(6)    The shares underlying these awards vest in 16 equal quarterly installments beginning on June 15, 2024, subject to continued service.
(7)    The amounts shown represent the number of PSUs that may become eligible for time-based vesting if performance goals are achieved at the target level over the fiscal year 2024 performance period. For more information, including information on actual achievement of the performance metrics, see the section of our Compensation Discussion & Analysis titled "Long-Term Incentive Compensation—PSU Awards", beginning on page 36.
(8)    The shares underlying this award vest 25% on August 15, 2025, and then in 12 quarterly installments beginning on November 15, 2025, subject to continued service.
(9)    The shares underlying this award vest 25% on June 15, 2025, and then in 12 quarterly installments beginning on September 15, 2025, subject to continued service.

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(10)    25% of the shares underlying this option vested on May 1, 2020 and 1/36 of the remaining shares vested in 36 equal monthly installments thereafter, subject to continued service.
(11)    The shares underlying this award vest 25% on August 15, 2024, and then in 12 quarterly installments beginning on November 15, 2024, subject to continued service.
(12)    Includes awards held by Mr. Venugopal that were deemed forfeited as of Mr. Venugopal's final day of employment with Udemy, which was December 31, 2024.
Option Exercises and Stock Vested in 2024
The following table sets forth information with respect to our NEOs who vested in stock awards or exercised options during 2024. The values realized on exercise or vesting do not reflect the sale price of the shares or whether a sale was made.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Greg Brown			433,434	4,201,942
Sarah Blanchard			461,423	4,451,447
Eren Bali			18,590	164,336
Venu Venugopal	719,000(2)	3,773,336(3)	163,526	1,536,236
Prasad Raje			181,919	1,340,579
(1)     The value realized upon vesting is calculated by multiplying the number of units vested by the closing price of our common stock on the trading day immediately preceding the vesting date.
(2)     Represents the total number of shares acquired upon exercise of stock options by Mr. Venugopal in 2024 from 73 transactions on 21 different trading days.
(3)     Total value recognized by Mr. Venugopal in 2024.
Potential Payments upon Termination of Employment or Change in Control
The following table describes the potential payments that would have been provided to each of our named executive officers pursuant to the applicable change in control and severance agreement in the event that they were terminated without “cause” (excluding death or disability) or they resigned for “good reason” (as defined in the applicable agreement) outside of, and within, the applicable change in control period under such change in control and severance agreements (which period begins three months before the occurrence of a change of control and ends twelve months after the occurrence of a change of control), assuming such termination occurred on December 31, 2024 and the applicable release requirement is satisfied.

	Termination without Cause or Resignation for Good Reason outside Change in Control Period				Termination without Cause or Resignation for Good Reason within Change in Control Period
Named Executive Officer	Salary Severance ($)	Bonus Severance ($)	Value of Continued Health Coverage ($)(1)	Total ($)	Salary Severance ($)	Bonus Severance ($)	Value of Continued Health Coverage ($)(1)	Value of Equity Acceleration ($)(2)	Total ($)
Greg Brown	590,000	295,000	19,792	904,792	590,000	590,000	19,792	5,842,370	7,042,162
Sarah Blanchard	450,000	—	41,827	491,827	450,000	315,000	41,827	3,075,666	3,882,493
Eren Bali	235,000	—	20,705	255,705	470,000	235,000	41,410	5,308,350	6,054,760
Rob Rosenthal	220,000	—	12,753	232,753	440,000	308,000	25,505	2,674,750	3,448,255
Venu Venugopal	440,000	—	41,827	481,827	440,000	220,000	41,827	2,731,463	3,433,290
Prasad Raje	207,500	—	20,705	228,205	415,000	207,500	41,410	3,911,085	4,574,995
(1)    The amounts reported in these columns represent estimates of the premiums to maintain group health insurance continuation benefits pursuant to COBRA for the executive and the executive’s eligible dependents (a) for a period of 12 months, if such termination occurs during the applicable change in control period, or (b) if such termination occurs outside the applicable change in control period, for a period of 12 months (with respect to Mr. Brown, Ms. Blanchard, and Mr. Venugopal) or 6 months (with respect to our other named executive officers).
(2)     The value of the accelerated RSUs in this table are calculated by multiplying the number of shares subject to acceleration by the closing price of our common stock at December 31, 2024 ($8.23 per share). The value also reflects the payout of PSUs at target.

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Change in Control and Severance Agreements
Mr. Brown's and Ms. Blanchard's change in control and severance agreement provide for an initial term ending on September 1, 2024, and each other named executive officer's change in control and severance agreement provides for an initial term ending three years after their respective start date. At the end of the initial term and each third anniversary thereafter, the agreement will renew automatically for additional three-year terms unless either party provides the other with written notice of non-renewal at least 60 days prior to such automatic renewal.
Pursuant to each named executive officer’s change in control and severance agreement, if, within the three-month period prior to or the 12-month period following a “change in control” (defined in the agreement), we terminate the employment of the named executive officer without “cause” (excluding death or disability) or the named executive officer resigns for “good reason” (defined in the agreement), and within 60 days following such termination, the named executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, the named executive officer will be entitled to receive (i) a lump sum payment equal to 12 months of the named executive officer’s then current annual base salary plus 100% of the named executive officer’s annual target bonus for the year of termination, (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for the named executive officer and the named executive officer’s respective eligible dependents for up to 12 months, (iii) vesting acceleration as to 100% of the then-unvested shares subject to each of the named executive officer’s then outstanding equity awards (and in the case of awards with performance vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement), and (iv) with respect to Mr. Brown and Ms. Blanchard, the post-termination exercise period for each of their vested and outstanding stock options, if any, will extend to one year from the date of their termination of employment.
Pursuant to each named executive officer’s change in control and severance agreement, if, outside of the 3-month period prior to or the 12-month period following a “change in control”, we terminate the employment of the named executive officer without “cause” (excluding death or disability) or the named executive officer resigns for good reason, and within 60 days following such termination, the named executive officer executes a waiver and release of claims in our favor that becomes effective and irrevocable, the named executive officer will be entitled to receive (i) a lump sum payment equal to 12 months (or 6 months for Messrs. Bali, Rosenthal, and Raje) of their then current annual base salary and, for Mr. Brown only, an amount equal to his pro-rated annual target bonus, subject to a maximum cap of 50% of his annual target bonus, (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to COBRA for the named executive officer and the named executive officer’s respective eligible dependents for up to 12 months (or 6 months for Messrs. Bali, Rosenthal, and Raje), and (iii) with respect to Mr. Brown and Ms. Blanchard, the post-termination exercise period for each of their vested and outstanding stock options, if any, will extend to one year from the date of their termination of employment.
In the event of a change in control, the change in control and severance agreements provide that if payments related to a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, and if reducing the amount of the payments would result in greater benefits to him or her (after taking into consideration the payment of all income and excise taxes that would be owed as a result of the change in control payments), we will reduce the change in control payments by the amount necessary to maximize the benefits received by him or her, determined on an after-tax basis. The agreements do not provide for tax gross up payments.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. We are providing the ratio below using reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. Because SEC rules for identifying the median compensated employee and calculating the CEO pay ratio based on the median compensated employee’s annual total compensation permit us to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions, the CEO pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have very different global workforce strategies, employment and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions in calculating and reporting their CEO pay ratio.
We analyzed our global workforce as of December 31, 2024, which we chose as our date of determination. Employees represent all salaried and hourly employees as of the determination date. This number does not include any independent contractors or "leased employees," as permitted by applicable SEC rules. We chose to use a consistently applied compensation measure, which we selected as base salary for each of our employees for the 12-month period from January 1, 2024 to December 31, 2024. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect on December 31, 2024. For permanent employees hired during 2024, we annualized their base salary or wages as if they had been employed for the entire measurement period.
Using the foregoing methodology, we then calculated the median employee’s total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $156,242. The annual total

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compensation of our CEO was $5,151,396, as reported in the "Summary Compensation Table" above. Accordingly, the ratio of our CEO's annual total compensation to the median annual compensation of all employees (excluding the CEO) was 33:1.
Pay Versus Performance
In accordance with Item 402(v) of Regulation S-K, we are providing the following information about the relationships between compensation actually paid to named executive officers and the performance of our company. In this section, we refer to “compensation actually paid” (“CAP”) and other terms used in applicable SEC rules. CAP reflects adjusted values to equity awards during the years shown in the table based on year-end stock prices, various accounting assumptions, and projected performance modifiers, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price performance and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation Committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation, see “Compensation Discussion and Analysis” above.

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year (1)	Summary Compensation Table Total for PEO (G. Coccari)	Compensation Actually Paid to PEO (G. Coccari)	Summary Compensation Table Total for PEO (G. Brown)	Compensation Actually Paid to PEO (G. Brown)(2)	Average Summary Compensation Table Totals for non-PEO NEOs ($) (3)	Average Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return ($) (4)	Peer Group Total Shareholder Return ($) (5)	Net Income ($ in Millions) (6)	Revenue ($ in Millions) (7)
2024	$—	$—	$5,151,397	$(1,237,601)	$2,950,433	$152,371	$29.93	$153.89	$(85.3)	$786.6
2023	$83,333	$28,986	$5,542,944	$8,872,802	$4,904,721	$7,081,646	$53.56	$112.86	$(107.3)	$728.9
2022	$827,481	$(15,622,773)	$—	$—	$5,232,058	$3,321,491	$38.36	$67.79	$(153.9)	$629.1
2021	$8,119,586	$44,992,372	$—	$—	$10,721,755	$12,875,733	$71.05	$105.56	$(80.0)	$515.7
(1)    The named executive officers included in the above table were:

Year	Principal Executive Officer (PEO)	Non-PEO Named Executive Officers
2024	Greg Brown	Sarah Blanchard, Eren Bali, Rob Rosenthal, Venu Venugopal, Prasad Raje
2023	Greg Brown	Sarah Blanchard, Genefa Murphy, Prasad Raje, and Karen Fascenda
Gregg Coccari
2022	Gregg Coccari	Sarah Blanchard, Greg Brown, Prasad Gune, and Llibert Argerich
2021	Gregg Coccari	Sarah Blanchard and Venu Venugopal
(2)     The compensation actually paid to our PEO reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

Greg Brown
Fiscal Year	2024
Summary Compensation Table Total Compensation for Greg Brown	$5,151,397
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	4,548,838
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	2,152,284
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(2,173,934)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	314,855
+ Change in Fair Value Between End of Prior Fiscal Year and Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(2,133,365)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	$(1,237,601)
For purposes of the adjustments to determine “compensation actually paid”, we computed the fair value of the stock option awards and RSUs in accordance with ASC 718 at the end of the relevant fiscal year, other than fair values of equity awards that vested within 2024 and 2023, which are valued as of the applicable vesting date. The valuation assumptions used in the calculations of such amounts are set forth in the notes to our audited financial statements included in our Annual Report.
(3)     The average compensation actually paid to our non-PEO named executive officers reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

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Non-PEO NEO Average
Fiscal Year	2024
Average Summary Compensation Table Total Compensation for Non-PEO Named Executive Officers	$2,950,433
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	2,426,552
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,889,778
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(771,226)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	63,513
+ Change in Fair Value Between End of Prior Fiscal Year and Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(938,147)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	615,428
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	$152,371
For purposes of the adjustments to determine “compensation actually paid”, we computed the fair value of the stock option awards and restricted stock units in accordance with ASC 718 at the end of the relevant fiscal year, other than fair values of equity awards that vested within 2024 and 2023, which are valued as of the applicable vesting date. The valuation assumptions used in the calculations of such amounts are set forth in the notes to our audited financial statements included in our Annual Report.
(4)     Total shareholder return is calculated by assuming that a $100 investment was made on at the close of trading on the first full day of trading of our common stock (October 29, 2021) and reinvesting all dividends until the last day of each reported fiscal year.
(5)    The peer group used is the Nasdaq Computer Index, as used in the performance graph shown in our Annual Report. Total shareholder return is calculated by assuming that a $100 investment was made at the close of trading on the first full day of trading of our stock (October 29, 2021) and reinvesting all dividends until the last day of each reported fiscal year.
(6)    The dollar amounts reported are our net income (loss) reflected in our audited financial statements.
(7)    In our assessment, revenue is the most important financial performance measure (other than stock price) that we used in 2024 to link compensation actually paid to performance. The dollar amounts reported show our revenue as reflected in the audited financial statements included in our Annual Report.
Tabular List of Financial Performance Measures
The financial performance measures listed below represent all of the financial performance measures that were used to determine the compensation actually paid to our named executive officers in 2024:

Revenue
Adjusted EBITDA Margin
Udemy Business Annual Recurring Revenue
Adjusted EBITDA Margin and Udemy Business Annual Recurring Revenue are non-GAAP financial measures and performance measures, respectively. For information on how these measures are calculated, see Appendix A.

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Relationship Between Pay and Performance
The following graphs illustrate the relationship between compensation actually paid for 2021 through 2024 and (i) our cumulative total shareholder return and our peer group’s (Nasdaq Computer Index) cumulative total shareholder return, (ii) our net income, and (iii) our revenue in such years.

Comparison of Compensation Actually Paid and Total Stockholder Return
Compensation Actually Paid ($M)
$50
$40
$30
$20
$10
$0
-$10
-$20
Value of $100 Investment from 10/29/2021
$180
$160
$140
$120
$100
$80
$60
$40
$20
2021
2022
2023
2024
Compensation Actually Paid to PEO Gregg Coccari
Compensation Actually Paid to PEO Greg Brown
Average Compensation Paid to Non-PEO NEOs
Udemy Total Stockholder Return
Nasdaq Computer Index Total Stockholder Return

Comparison of Compensation Actually Paid and Net Income
Compensation Actually Paid ($M)
$50
$40
$30
$20
$10
$0
-$10
-$20
Net Income ($M)
$0
-$20
-$40
-$60
-$80
-$100
-$120
-$140
-$160
2021
2022
2023
2024
Compensation Actually Paid to PEO Gregg Coccari
Compensation Actually Paid to PEO Greg Brown
Average Compensation Paid to Non-PEO NEOs
Net Income

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Comparison of Compensation Actually Paid and Revenue
Compensation Actually Paid ($M)
$50
$40
$30
$20
$10
$0
-$10
-$20
Revenue ($M)
$800
$750
$700
$650
$600
$550
$500
2021
2022
2023
2024
Compensation Actually Paid to PEO Gregg Coccari
Compensation Actually Paid to PEO Greg Brown
Average Compensation Paid to Non-PEO NEOs
Revenue

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Voting Proposals

Proposal No. 1 Election of Class I Directors	51
Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm	52
Proposal No. 3 Advisory Vote to Approve the Compensation of Our Named Executive Officers	54
Proposal No. 4 Amendment of Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Delaware Law	55

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Proposal No. 1
Election of Class I Directors
Our Board currently consists of nine directors, seven of whom are independent under Nasdaq listing rules. The Board has been divided into three classes, with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
Our Board has nominated each of Sohaib Abbasi and Heather Hiles to be elected to serve on our Board as Class I directors, to serve until the 2028 annual meeting of stockholders or until their respective successors are duly elected and qualified. For more information on the director nominees, please see the section titled "Directors," beginning on page 16. Greg Brown, a current Class I director and our former President and Chief Executive Officer, has not been nominated by our Board to stand for election and will cease to be a member of our Board at the expiration of his term at the Annual Meeting. Consequently, the size of our Board will be eight directors as of the Annual Meeting.
Each of the nominees is a current member of our Board, has consented to being named in this proxy statement as a nominee, and has agreed to serve as a director if elected. None of the nominees has any family relationship with any other nominee or with any of our executive officers. The Board does not currently have any vacancies.
The persons named as proxies in the accompanying form of proxy have advised us that at the Annual Meeting, unless otherwise directed, they intend to vote the shares covered by the proxies FOR the election of the nominees named above. If one or more of the nominees are unable to serve, or will not serve, the persons named as proxies may vote for the election of any substitute nominees that our Board may propose. The persons named as proxies may not vote for a greater number of persons than the number of nominees named above.

The Board recommends a vote FOR each nominee for Class I director.
Vote Required
Our bylaws provide that a nominee for director must be elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors.

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Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2025. Deloitte served as our independent registered public accounting firm for the fiscal years ended December 31, 2024 and 2023.
At the Annual Meeting, we are asking our stockholders to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our Audit Committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.
Notwithstanding the appointment of Deloitte, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders.
If our stockholders do not ratify the appointment of Deloitte, then our Audit Committee may reconsider the appointment. One or more representatives of Deloitte are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Deloitte for our fiscal years ended December 31, 2024 and 2023 (in thousands):

Deloitte & Touche LLP	2024 ($)	2023 ($)
Audit fees(1)	$3,250	$2,742
Audit-related fees(2)	—	—
Tax fees(3)	204	—
All other fees(4)	$6	6
Total fees	$3,460	$2,748
(1)    “Audit fees” consist of fees for professional services provided in connection with the audits of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and other statutory and regulatory filings or engagements.
(2)    “Audit-related fees” consist of fees that are reasonably related to the performance of audits or reviews that are not included under “Audit Fees.” Such services relate primarily to technical consultations on audit and reporting requirements not arising during the course of such audits or reviews.
(3)    “Tax fees” consist of fees for tax transfer pricing and representation services pursuant to certain advance pricing agreements.
(4)    “All other fees" consist of fees related to an accounting research tool subscription.

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Auditor Independence
In 2024, there were no other professional services provided by Deloitte, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Deloitte for our fiscal years ended December 31, 2024 and 2023 were pre-approved by our Audit Committee.

The Board recommends a vote FOR Proposal No. 2.
Vote Required
The ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon.
Abstentions will have the same effect as a vote AGAINST this proposal.

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Proposal No. 3
Advisory Vote to Approve the Compensation of Our Named Executive Officers
Pursuant to Section 14A of the Exchange Act and applicable SEC rules, we are providing our stockholders with the opportunity to cast an annual advisory vote regarding the compensation of our named executive officers as described in this proxy statement (commonly referred to as “say-on-pay”).
Our executive compensation programs play a vital role in attracting and retaining an experienced, sophisticated team that can successfully build long-term value for our stockholders. We strive to use responsible, measured pay practices while effectively incentivizing our management to dedicate themselves to achieving our strategic and financial objectives. We do so by:
•Delivering a substantial portion of our executives' pay through equity incentives, which emphasizes the importance of sustained long-term value creation. If the value we deliver to our stockholders declines, so does the value of these equity incentives.
•Tying our short- and long-term incentive compensation to the achievement of corporate (not individual) objectives. Goals are set by our Compensation Committee and directly relate to our core business objectives.
•Closely monitoring our compensation programs relative to those of our peers to ensure that our pay practices remain competitive and within marketing norms.
We encourage stockholders to read the section of this proxy statement titled "Compensation Discussion and Analysis," beginning on page 27, for more information on our executive compensation program and the decision-making process of our Compensation Committee in developing this program.
99% of the votes cast on the say-on-pay proposal at our 2024 annual meeting were in favor of our executive compensation program. This result reflects the overwhelmingly positive stockholder response to the overall structure of our executive compensation program as well as the execution of our compensation philosophy. We believe our compensation programs in 2024 built upon and reinforced these foundations.
We are asking our stockholders to approve the compensation of our named executive officers, as described in this proxy statement, by voting in favor of the following resolution:
RESOLVED, that the stockholders of Udemy, Inc. approve, on an advisory basis, the compensation of Udemy, Inc.’s named executive officers, as disclosed in Udemy, Inc.’s proxy statement for the 2025 annual meeting of stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures.
This say-on-pay vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. As an advisory vote, this proposal is non-binding. However, the Board and our Compensation Committee, which is responsible for designing and overseeing the administration of our executive compensation program, values the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our executive officers.
We expect that the next say-on-pay vote will occur at our 2026 annual meeting.

The Board recommends a vote FOR Proposal No. 3.
Vote Required
The approval (on a non-binding, advisory basis) of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon.
Abstentions will have the same effect as a vote AGAINST this proposal.

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Proposal No. 4
Amendment of Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Delaware Law
On March 31, 2025, our Board voted to approve, and to recommend that our stockholders approve, an amendment to our certificate of incorporation to provide for the elimination of monetary liability of certain Udemy officers in certain limited circumstances, as permitted by Delaware law.
Background and Rationale for Officer Exculpation
Pursuant to, and consistent with, Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), our amended and restated certificate of incorporation already eliminates the monetary liability of directors for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit Delaware corporations to exculpate certain officers for breaches of the fiduciary duty of care for direct claims. Like the corresponding provisions limiting the liability of directors, Section 102(b)(7) does not permit eliminating liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. Section 102(b)(7) also does not permit limiting the liability of officers in any derivative action (brought by or in the right of the corporation).
Our Nominating and Corporate Governance Committee recommended to our Board that we amend our certificate of incorporation to provide for officer exculpation because:
•officer exculpation would mitigate the risks to our officers of personal financial ruin due to unintentional missteps, which is important for attracting and retaining talent; and
•officer exculpation would not negatively impact stockholder rights, given the narrow class and type of claims for which officers' liability would be exculpated.
Based on this recommendation, the Board believes that it is in the best interests of Udemy and our stockholders to amend the certificate of incorporation as described in this proxy statement
Proposed Amendment to Our Certificate of Incorporation
We are seeking approval from our stockholders to amend Section 1, Article IX of our amended and restated certificate of incorporation to read, in its entirety, as set forth below. (Additions are indicated by underlining. No deletions to the original text have been made.)
Section 1. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director or officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company, as the case may be, shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The proposed certificate of amendment to our amended and restated certificate of incorporation, which would implement this proposal, is attached in its entirety to this proxy statement as Appendix B. If this Proposal No. 4 is not approved by the requisite vote of our stockholders, then the certificate of amendment to our amended and restated certificate of incorporation will not be filed with the Secretary of State of the State of Delaware and our amended and restated certificate of incorporation will remain as is.

The Board recommends a vote FOR Proposal No. 4.
Vote Required
The affirmative “FOR” vote of a majority of the voting power of the shares outstanding as of the record date for the Annual Meeting is required to approve this amendment to our certificate of incorporation.
Abstentions and broker non-votes will have the same effect as a vote AGAINST this proposal.

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Other Information

Audit Committee Report	57
Security Ownership of Certain Beneficial Owners and Management	58
Delinquent Section 16(a) Reports	59
Equity Compensation Plan Information	59
Questions & Answers About These Proxy Materials and the Annual Meeting	60
Stockholder Proposals or Director Nominations for Our 2026 Annual Meeting	65
Availability of Bylaws and 2024 Annual Report	66

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Audit Committee Report
The Audit Committee is a committee of the Board comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board. This written charter is reviewed annually for changes, as appropriate. With respect to our financial reporting process, our management is responsible for establishing and maintaining internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited consolidated financial statements with management and Deloitte;
•discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC;
•discussed with management and Deloitte, management’s report and Deloitte’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act; and
•received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.
Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Lydia Paterson (Chair)
Heather Hiles
Marylou Maco
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, or under the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our common stock as of March 31, 2025 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 148,485,106 shares of our common stock outstanding as of March 31, 2025. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2025 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2025, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107.

	Components of Beneficial Ownership
Name of Beneficial Owner	Common Stock Beneficially Owned	Rights to Acquire Within 60 Days	Total Number of Shares	Total Percentage
Greater than 5% Stockholders:
Entities affiliated with Insight Venture Partners(1)	38,032,260	—	38,032,260	25.6%
MIH Edtech Investments B.V.(2)	13,920,840	—	13,920,840	9.4%
Caledonia (Private) Investments Pty Limited(3)	11,712,950	—	11,712,950	7.9%
The Vanguard Group(4)	9,355,870	—	9,355,870	6.3%
Named Executive Officers and Directors:
Hugo Sarrazin	—	—	—	—
Sarah Blanchard	684,335	20,995	705,330	*
Eren Bali	1,501,050	—	1,501,050	1.0%
Rob Rosenthal	—	—	—	*
Greg Brown	691,038	20,995	712,033	*
Venu Venugopal	28,204	—	28,204	*
Prasad Raje	117,177	—	117,177	*
Sohaib Abbasi	11,160	15,421	26,581	*
Debra Chrapaty	—	—	—	—
Heather Hiles	19,240	100,000	119,240	*
Jeff Lieberman	124,050	—	124,050	*
Marylou Maco	—	—	—	—
Lydia Ventura Paterson	34,080	106,942	141,022	*
Natalie Rothman	34,982	7,772	42,754	*
All current executive officers and directors as a group (12 persons)	3,099,935	272,125	3,372,060	2.1%
*    Represents less than 1%.

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(1)    Based solely on a Schedule 13G/A filed by Grace Software Cross Fund Holdings, LLC with the SEC on February 9, 2024 which reports (i) 984,909 shares held of record by Grace Software Cross Fund Holdings, LLC ("Grace"), (ii) 10,654,754 shares held of record by Insight Venture Partners (Cayman) VII, L.P. ("Insight Cayman"), (iii) 1,530,921 shares held of record by Insight Venture Partners (Delaware) VII, L.P. ("Insight Delaware"), (iv) 560,198 shares held of record by 47 Insight Venture Partners VII (Co-Investors), L.P. ("Insight Co-Investors"), (v) 24,203,192 shares held of record by Insight Venture Partners VII, L.P. ("Insight Venture"), and (vi) 98,286 shares held of record by Insight Partners Public Equities Master Fund, L.P. ("IPPE Master Fund"). Insight Cayman, Insight Delaware, Insight Co-Investors and Insight Venture are referred to collectively as the "Fund VII Entities." The general partner of each of the Fund VII Entities is Insight Venture Associates VII, L.P. ("IVA VII LP"), the general partner of which is Insight Venture Associates VII, Ltd. ("IVA VII Ltd."). The manager of Grace is Insight Associates XI L.P. ("IA XI LP"), the general partner of which is Insight Associates XI, Ltd. ("IA XI Ltd."). The general partner of IPPE Master Fund is Insight Partners Public Equities GP, LLC ("IPPE GP"), the sole member of which is Insight Venture Management, LLC ("IVM"). The sole shareholder of IVA VII Ltd, IA XI Ltd and IVM is Insight Holdings Group, LLC ("Holdings"). Each of Jeffrey L. Horing, Deven Parekh, Jeffrey Lieberman, and Michael Triplett is a member of the board of managers of Holdings. Because Messrs. Horing, Parekh, Lieberman, and Triplett are members of the board of managers of Holdings, and because Holdings is the sole shareholder of each of IVA VII Ltd, IA XI Ltd and IVM, IVA VII LP is the general partner of Fund VII, IA XI LP is the manager of Grace, IVM is the sole member of IPPE GP, and IPPE GP is the general partner of IPPE Master Fund, Messrs. Horing, Parekh, Lieberman, and Triplett may be deemed to share voting and dispositive power over the shares noted above. Each of Messrs. Horing, Parekh, Lieberman, and Triplett disclaims beneficial ownership of the shares held of record by each of Fund VII, Grace, and IPPE Master Fund, except to the extent of his pecuniary interest therein, if any. The address for each of these entities and individuals is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.
(2)    Based solely on a Form 4 jointly filed by Prosus N.V. ("Prosus"), Naspers Limited ("Naspers") and MIH Edtech Investments B.V. ("Edtech") with the SEC on January 22, 2025, which reports 13,920,840 shares held of record by Edtech. Edtech is a subsidiary of Prosus, a publicly traded company whose shares are listed on the Euronext Amsterdam. A majority of the voting power of the outstanding ordinary shares of Prosus is held by Naspers, a publicly traded company whose shares are listed on the Johannesburg Stock Exchange. As a result, the shares of our company held by Edtech may be deemed to be beneficially owned by Prosus and Naspers. The address for Edtech and Prosus is Gustav Mahlerplein 5, 1082 MS, Amsterdam, Netherlands. The address for Naspers is 40 Heerengracht, Cape Town 8001, South Africa.
(3)    Based solely on a Schedule 13G/A filed by Caledonia (Private) Investments Pty Limited with the SEC on November 14, 2024. The address for Caledonia (Private) Investments Pty Limited is Level 10, 131 Macquarie Street Sydney, NSW, 2000, Australia.
(4)    Based solely on a Schedule 13G filed by the Vanguard Group with the SEC on February 13, 2024. The address for the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2024, all directors, executive officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them.
Equity Compensation Plan Information
The following table summarizes, as of December 31, 2024, the shares of our common stock authorized for issuance under our equity compensation plans. As of December 31, 2024, we do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders(2)	16,969,432(3)	$5.20(4)	13,743,362
(1)    Includes 10,757,230 shares available for issuance under our 2021 Equity Incentive Plan (the "2021 Plan") and 2,986,132 shares available for issuance under our 2021 Employee Stock Purchase Plan (the "2021 ESPP").
(2)    We initially reserved 13,800,000 shares for issuance under the 2021 Plan. The amount available for issuance under the 2021 Plan is subject to an annual increase on the first day of each year, beginning on January 1, 2023, in an amount equal to 5% of the outstanding shares of our common stock on the last day of the immediately preceding calendar year or a lesser amount determined by our Board or our Compensation Committee. The amount available for issuance also includes any shares subject to awards granted under our 2010 Equity Incentive Plan (the "2010 Plan") that, on or after October 29, 2021, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by Udemy for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by Udemy due to failure to vest. No further equity awards will be granted under the 2010 Plan. We also initially reserved 2,800,000 shares of our common stock under the 2021 ESPP. Shares reserved for issuance under the 2021 ESPP increase on the first day of each year, beginning in 2023, in an amount equal to the least of 1% of the outstanding shares of common stock on the last day of the immediately preceding year, three times the initial number of shares reserved under the ESPP, or a lesser amount determined by our Board or our Compensation Committee.
(3)     Includes 1,401,086 shares of common stock issuable upon the exercise of outstanding stock options, 14,892,768 shares of common stock issuable upon the vesting of RSUs, 673,578 shares of common stock issuable at target upon the achievement of applicable performance goals and vesting of PSUs, and 2,000 stock appreciation rights that are settled in cash upon exercise.
(4)     As RSUs and PSUs do not have an exercise price, such awards are not included in the weighted average exercise price calculation.

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Questions & Answers About These Proxy Materials and the Annual Meeting
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our Board for use at the Annual Meeting. The Annual Meeting will be held on Monday, June 16, 2025 at 9:30 a.m. (Pacific time). The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/UDMY2025, where you will be able to listen to the meeting live, submit questions, and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") containing instructions on how to access this proxy statement, the accompanying notice of Annual Meeting and form of proxy, and our Annual Report, is first being sent or given on or about April 25, 2025 to all stockholders of record as of April 21, 2025. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our Annual Report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our Annual Report are set forth in the Notice of Internet Availability. The proxy materials and our Annual Report can be accessed as of April 25, 2025 by visiting investors.udemy.com.
What proposals will be voted on at the Annual Meeting?
The following proposals will be voted on at the Annual Meeting:
•the election of two Class I directors to hold office until our 2028 annual meeting of stockholders and until their respective successors are elected and qualified;
•the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2025;
•the non-binding advisory vote on the compensation of our named executive officers; and
•the approval of an amendment to our amended and restated certificate of incorporation to limit the liability of certain officers as permitted by Delaware law.
As of the date of this proxy statement, our management and Board were not aware of any other matters to be presented at the Annual Meeting.
How does the Board recommend that I vote on these proposals?
Our Board recommends that you vote your shares:
•“FOR” the election of each Class I director nominee named in this proxy statement;
•“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2025;
•“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
•"FOR" the approval of an amendment to our amended and restated certificate of incorporation to limit the liability of certain officers as permitted by Delaware law.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on April 21, 2025, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 148,731,223 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank, or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in

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your account by following the instructions that your broker, bank, or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the Annual Meeting?
A list of registered stockholders entitled to vote at the Annual Meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., local time, at our principal executive offices located at 600 Harrison Street, 3rd Floor, San Francisco, California 94107 by contacting our corporate secretary.
How many votes are needed for approval of each proposal?
Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of all the director nominees named herein, (2) WITHHOLD authority to vote for all such director nominees or (3) vote FOR the election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Proposal No. 2: The ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
Proposal No. 3: The approval, on a non-binding, advisory basis, on the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes are not considered "entitled to vote" on this matter and will have no effect on the proposal.
Proposal No. 4: The amendment of our amended and restated certificate of incorporation to limit the liability of certain officers as permitted by Delaware law must receive the affirmative vote of a majority of the voting power of the shares outstanding as of the record date for the Annual Meeting. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes will have the same effect as a vote AGAINST this proposal.
What is the quorum requirement for the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on June 15, 2025 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on June 15, 2025 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing, and mailing your proxy card (if you received printed proxy materials), which must be received prior to the Annual Meeting; or
•by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/UDMY2025, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank, or other nominee. The availability of Internet and telephone voting options will depend on the voting process of

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your broker, bank, or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the Annual Meeting with the control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank, or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each Class I director nominee named in this proxy statement;
•“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2025;
•“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
•"FOR" the approval of an amendment to our amended and restated certificate of incorporation to limit the liability of certain officers as permitted by Delaware law.
In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks, and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank, or other nominee generally has the discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Your broker, bank, or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank, or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by (i) entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above), (ii) completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting, (iii) delivering a written notice of revocation to our corporate secretary at Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107, Attention: Corporate Secretary, which must be received prior to the annual meeting, or (iv) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank, or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the Annual Meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the Annual Meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/UDMY2025. To attend and participate in the Annual Meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The Annual Meeting live audio webcast will begin promptly at 9:30 a.m. (Pacific time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:15 a.m. (Pacific time), and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the Annual Meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the Annual Meeting.

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How can I get help if I have trouble checking in or listening to the Annual Meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. The Board has designated the following individuals as proxy holders for the Annual Meeting:
•Hugo Sarrazin, our President and Chief Executive Officer;
•Sarah Blanchard, our Chief Financial Officer; and
•Ken Hirschman, our General Counsel and Secretary.
When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted by the proxy holders at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holder will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
Ken Hirschman, our General Counsel and Secretary, will tabulate the votes and act as inspector of election.
How can I contact Udemy’s transfer agent?
You may contact our transfer agent, Equiniti Trust Company, by telephone at (800) 937-5449, by email at helpast@equiniti.com, or by writing Equiniti Trust Company, LLC, at 48 Wall Street, Floor 23, New York, New York 10005. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.equiniti.com/us/ast-access/individuals/.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks, and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks, or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications, or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our Annual Report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our Annual Report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

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I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or the proxy statement and Annual Report. How may I obtain an additional copy of the Notice of Internet Availability or the proxy statement and Annual Report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and Annual Report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and Annual Report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Udemy, Inc.
Attention: Investor Relations
600 Harrison Street, 3rd Floor
San Francisco, California 94107
Tel: (415) 813-1710
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

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Stockholder Proposals or Director Nominations for Our 2026 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 26, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Udemy, Inc.
Attention: Corporate Secretary
600 Harrison Street, 3rd Floor
San Francisco, California 94107
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2025 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Eastern time, on February 16, 2026, and
•no later than 5:00 p.m., Eastern time, on March 18, 2026.
In the event that we hold our 2026 annual meeting 25 days before or after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of our 2026 annual meeting, and
•no later than 5:00 p.m., on the later of the 90th day prior to the day of our 2026 annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting was first made by us.
If a stockholder who has notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
In addition to satisfying the requirements of our bylaws stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act.

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Availability of Bylaws and 2024 Annual Report
A copy of our amended and restated bylaws may be obtained on our website at investors.udemy.com/corporate-governance/governance-documents, or by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Our financial statements for our fiscal year ended December 31, 2024 are included in our Annual Report, which are posted on our website at investors.udemy.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report, free of charge, by sending a written request to Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107, Attention: Investor Relations.

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Appendix A
Key Business Metrics and Non-GAAP Financial Measures
Certain financial and performance metrics in this proxy statement are considered non-GAAP financial measures under the SEC’s rules because they are calculated by adjusting a comparable measure calculated in accordance with GAAP. Although we believe that these non-GAAP financial measures may be useful in evaluating our company and our executive compensation plans, this information should be considered supplemental to, and is not a substitute for, financial information prepared in accordance with GAAP. In addition, our definitions for non-GAAP measures may differ from similarly titled measures used by other companies or analysts.
Adjustments to Metrics and Measures for Compensation Purposes
As discussed elsewhere in this proxy statement, we used adjusted EBITDA margin as a performance metric for our executive compensation program in 2024.
This metric is subject to mandatory adjustments for purposes of determining performance under our compensation plans. These mandatory adjustments are set forth in the PSU award agreement (in the case of long-term equity incentive compensation) or in the applicable Compensation Committee resolutions (in the case of short-term cash incentive compensation), and in 2024 resulted in adjustments for certain professional costs that are not part of our ongoing operations.
In 2024, we made required adjustments to adjusted EBITDA margin. These adjustments are shown below in the section titled "—Definitions—Adjusted EBITDA and Adjusted EBITDA Margin."
Definitions
Udemy Business Annual Recurring Revenue
We disclose our Udemy Business annual recurring revenue ("UB ARR") as a measure of our Enterprise revenue growth. ARR represents the annualized value of our UB customer contracts on the last day of a given period. Only revenue from closed UB contracts with active seats as of the last day of the period are included.

	December 31,
	2024	2023	2022

	(in thousands)
Udemy Business annual recurring revenue	$516,945	$465,997	$371,727
Adjusted EBITDA and Adjusted EBITDA Margin
As adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges.
We define adjusted EBITDA as net loss attributable to common stockholders, adjusted to exclude interest income; interest expense; provision for income taxes; depreciation and amortization; stock-based compensation expense; other expense (income), net; and restructuring charges. We define adjusted EBITDA margin as adjusted EBITDA divided by revenue for the same period.
The following table provides a reconciliation of net loss, the most directly comparable GAAP financial measure, to adjusted EBITDA. This table also reflects the adjustments required by our Compensation Committee when measuring adjusted EBITDA for compensation purposes.

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	Fiscal Year Ended December 31,
	2024	2023	2022
Net loss	$(85,288)	$(107,294)	$(153,875)
Adjusted to exclude the following:
Interest income	(19,666)	(20,670)	(5,548)
Interest expense	(379)	518	1,251
Income tax provision	4,350	3,653	2,286
Depreciation and amortization	25,421	24,588	21,216
Stock-based compensation expense	90,182	94,838	81,293
Other expense, net	11,655	1,898	4,696
Restructuring charges	16,685	10,263	—
Adjusted EBITDA	$42,960	$7,794	$(48,681)
Adjustments mandated by Compensation Committee	3,119	—	—
Adjusted EBITDA for compensation purposes	$46,079	$7,794	$(48,681)
The following table provides a reconciliation of net loss margin, the most directly comparable GAAP financial measure, to adjusted EBITDA margin. This table also reflects the adjustments required by our Compensation Committee when measuring adjusted EBITDA margin for compensation purposes.

	Fiscal Year Ended December 31,
	2024	2023	2022
Revenue	$786,565	$728,937	$629,097
Net loss	$(85,288)	$(107,294)	$(153,875)
Net loss margin	(11)%	(15)%	(24)%
Revenue	$786,565	$728,937	$629,097
Adjusted EBITDA	$42,960	$7,794	$(48,681)
Adjusted EBITDA margin	5%	1%	(8)%
Revenue	$786,565	$728,937	$629,097
Adjusted EBITDA after mandated adjustments	$46,079	$7,794	$(48,681)
Adjusted EBITDA margin for compensation purposes	6%	1%	(8)%

Appendix B: Certificate of Amendment	2025 Proxy Statement	|	69

Appendix B
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Udemy, Inc.
Udemy, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:
1.The name of the Company is "Udemy, Inc." The Company's original certificate of incorporation was filed with the Secretary of State of the State of Delaware on January 20, 2010.
2.This certificate of amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the "DGCL").
3.Section 1, Article IX of the Company's amended and restated certificate of incorporation is hereby amended and restated, in its entirety, to read as follows:
"Section 1. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director or officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company, as the case may be, shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended."
IN WITNESS WHEREOF, the Company has caused this certificate of amendment to be signed by a duly authorized officer of the Company on ______________________, 2025.
By:    _____________________________________
Name:    [•]
Title:    [•]

udemy™

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UDEMY, INC.

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Sohaib Abbasi
02) Heather Hiles

**The Board of Directors recommends you vote FOR the following proposals:**

**NOTE:** In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V62751-P23303

**UDEMY, INC.**
**Annual Meeting of Stockholders**
**June 16, 2025 9:30 AM PT**
**Via the Internet at www.virtualshareholdermeeting.com/UDMY2025**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Hugo Sarrazin, Sarah Blanchard and Kenneth Hirschman, or any of them, as proxies, each with the full power of substitution and resubstitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Udemy, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 16, 2025 at 9:30 AM PT, as a virtual meeting via live webcast on the Internet, and any adjournment or postponement thereof. To attend the meeting via the Internet, please visit www.virtualshareholdermeeting.com/UDMY2025 and have the information that is printed in the box marked by the arrow available and follow the instructions.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on the reverse side.**